CONSTRUCTION LOAN AGREEMENT
                          (Roseville)

     THIS CONSTRUCTION LOAN AGREEMENT is made as of the 27th day of February, 1998, by and among WALDEN/GRUPE ROSEVILLE, L.P., a Delaware limited partnership (the "Borrower"), having its principal place of business at c/o The Grupe Company, 3255
W. March Lane, 4th Floor, Stockton, California 95219, BankBoston, N.A., a national banking association, and the other lending institutions which may become parties hereto pursuant to Section 21 (collectively, the "Banks"), and BankBoston, N.A., as Agent for the Banks (the "Agent").

                      W I T N E S S E T H:

     WHEREAS, Borrower has requested that the Banks provide a construction loan facility to Borrower;

     WHEREAS, Agent and the Banks are willing to provide such facility to Borrower upon the terms and conditions set forth herein;

     NOW, THEREFORE, for and in consideration of Ten and No/100
Dollars ($10.00), and other good and valuable considerations, the receipt and sufficiency whereof are hereby acknowledged, the parties hereto covenant and agree as follows:

          Section 1.  DEFINITIONS AND RULES OF INTERPRETATION.

     Section 1.1 Definitions. The following terms shall have the meanings set forth in this Section 1 or elsewhere in the provisions of this Agreement or other Loan Documents referred to below:

          Advance. Any disbursement of the proceeds of the Loan made or to be made by the Banks pursuant to the terms of this Agreement.

          Agent. BankBoston, N.A. acting as agent for the Banks, its successors and assigns.

          Agent's Head Office. The Agent's head office located at 100 Federal Street, Boston, Massachusetts 02110, or at such other location as the Agent may designate from time to time by notice to the Borrower and the Banks.

          Agent's Special Counsel. Long Aldridge & Norman LLP or such other counsel as may be approved by the Agent.

          Agreement.  This Agreement, including the Schedules and
Exhibits hereto.

          Agreement Regarding Fees.   See Section 5.1.

          Appraisal. An appraisal of the value of the Project, determined on a fair value basis, performed by a qualified independent appraiser selected by the Agent who is not an employee of the Borrower, the Guarantors, the Agent or a Bank, the form and substance of such appraisal and the identity of the appraiser to be in accordance with regulatory laws and policies (both regulatory and internal) applicable to the Banks and otherwise acceptable to the Majority Banks.

          Appraised Value. The fair value of the Project determined by the most recent Appraisal of such parcel or update obtained pursuant to this Agreement, subject, however, to such changes or adjustments to the value determined thereby as may be required by the appraisal departments of the Majority Banks in their good faith business judgment.

          Architect's Contract. The contract(s) between the Borrower and the Borrower's Architect, providing for the design of the Improvements and the supervision of the construction thereof.

          Assignment of Leases. The Absolute Assignment of Leases and Rents, dated or to be dated on or prior to the Closing Date, made by the Borrower to the Agent for the benefit of the Banks, as the same may be modified or amended, pursuant to which the Borrower assigns its right, title and interest as landlord in and to the Leases and the rents, issues and profits of the Project, such Absolute Assignment of Leases and Rents to be in form and substance satisfactory to the Agent.

          Assignment of Project Documents. The Assignment of Project Documents, dated or to be dated on or prior to the Closing Date, made by the Borrower to the Agent for the benefit of the Banks, as the same may be modified or amended, pursuant to which the Borrower assigns and grants a security interest in the Borrower's right, title and interest in and to the Architect's Contract, the Construction Contract, the Plans and Specifications and the Project Approvals, such Assignment of Project Documents to be in form and substance satisfactory to the Agent.

          Balance Sheet Date.  As to the Borrower and the General
Partner February 27, 1998.  As to Walden and WDOP December 31,
1997.  As to The Grupe Company December 31, 1996.

          Banks. BKB, the other lending institutions a party to this Agreement and any other Person who becomes an assignee of any rights of a Bank pursuant to Section 21 (but not including any Participant, as defined in Section 21).

          Base Rate. The annual rate of interest announced from time to time by Agent at Agent's Head Office as its "base rate". Any change in the rate of interest payable hereunder resulting from a change in the Base Rate shall become effective as of the opening of business on the day on which such change in the Base Rate becomes effective.

          Base Rate Advances. Those Advances bearing interest calculated by reference to the Base Rate.

          BKB.  BankBoston, N.A.

          Borrower.  As defined in the preamble hereto.

          Borrower's Architect. Lee Jagoe Architecture/Planning, having a usual place of business at 2800 W. March Lane, Suite
475, Stockton, California 95219.

          Borrower's Requisition.  See Section 3.1.

          Business Day. Any day on which banking institutions in Boston, Massachusetts are open for the transaction of banking business and, in the case of LIBOR Rate Advances, which also is a LIBOR Business Day.

          Capitalized Lease. A lease under which a Person is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with generally accepted accounting principles.

          City Deed of Trust. That certain Deed of Trust with Assignment of rents as Additional Security dated January __ , 1998, form General Partner for the benefit of the City of Roseville, recorded in Book___, page ____, or as Instrument No.________, Placer County, California recently securing the City Note.

          City Note. That certain Promissory Note: Secured by Deed of Trust, dated January 23, 1998, from General Partner to the order of the City of Roseville in the principal face amount of $2,726,743.59 in connection with the deferral of certain development fees.

          Closing Date. The first date on which the conditions set forth in Section 11 have been satisfied and any Advances are to be made.

          Code. The Internal Revenue Code of 1986 and the regulations thereunder, as amended and in effect from time to time.

          Collateral. All of (a) the property, rights and interests of the Borrower that are or are intended to be subject to the security interests, assignments, and mortgage liens created by the Security Documents, including, without limitation, the Project, and (b) the Guaranty.

          Commitment. With respect to each Bank, the amount set forth on Schedule 1 hereto as the amount of such Bank's
Commitment to make or maintain Advances to the Borrower, as the same may be reduced from time to time in accordance with the terms of this Agreement.

          Commitment Percentage. With respect to each Bank, the percentage set forth on Schedule 1 hereto as such Bank's percentage of the aggregate Commitments of all of the Banks.

          Completion Date.  June 30, 1999.

          Construction Contract. The Construction Agreement, dated as of February 27, 1998, between the Borrower and Marchbrook Building Company, providing for the construction of the Improvements on the Land.

          Construction Inspector. AECC, Inc., or, at the Agent's option, another firm of consulting architects, engineers or inspectors appointed by the Agent from time to time.

          Construction Schedule. The schedule, broken down by trade, job and subcontractor, of the estimated dates of commencement and completion of construction of the Improvements, prepared by the Contractor, approved by the Majority Banks and attached hereto as Exhibit A.

          Contingency Reserve. The amount(s) allocated as contingency reserve in the Project Budget, to be advanced only in accordance with the provisions of Section 2.6 hereof.

          Contractor. Marchbrook Building Company, a California corporation, having a usual place of business at 3255 West March
Lane, Suite 400, Stockton, California 95219.

          Conversion Request. A notice given by the Borrower to the Agent of its election to convert or continue an Advance in accordance with Section 5.3.

          Default. A condition or event which would, with the giving of notice or lapse of time or both, constitute an Event of Default.

          Default Rate.  See Section 5.12.

          Defective Work.  See Section 2.4.

          Designee.  See Section 10.11.

          Direct Costs. Direct Costs shall mean and include the costs of the Land, the Personal Property, and all labor, materials, fixtures, machinery and equipment required to construct, equip and complete the Improvements in accordance with the Plans and Specifications.

          Disbursement Schedule. The schedule of the amounts of Advances anticipated to be requisitioned by the Borrower each month during the term of construction of the Improvements (including an itemization of Direct Costs and Indirect Costs to be included in each such requisition), approved by the Majority Banks and attached hereto as Exhibit B.

          Distribution. With respect to any Person, the declaration or payment of any cash, cash flow, dividend or distribution to any partner of such Person or on or in respect of any shares of any class of capital stock or beneficial interest of such Person, other than dividends or distributions payable solely in equity securities of such Person; the purchase, redemption, exchange or other retirement of any partnership interest, shares of any class of capital stock or other beneficial interest of such Person, directly or indirectly through a Subsidiary of such Person or otherwise; the return of capital by such Person to its partners, members or shareholders as such; or any other distribution on or in respect of any partnership interests or shares of any class of capital stock or other beneficial interest of such Person.

          Dollars or $.  Dollars in lawful currency of the United
States of America.

          Domestic Lending Office. Initially, the office of each Bank designated as such in Schedule 1 hereto; thereafter, such other office of such Bank, if any, located within the United States that will be making or maintaining Base Rate Advances.

          Draw Request. With respect to each Advance, the Borrower's Requisition for such Advance, and documents required by this Agreement to be furnished to the Agent as a condition to such Advance.

          Drawdown Date. The date on which any Advance is made or is to be made, and the date on which any Advance which is made prior to the Maturity Date is converted or combined in accordance with Section 5.3.

          Employee Benefit Plan. Any employee benefit plan within the meaning of Section 3(3) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate, other than a Multiemployer Plan.

          Environmental Laws.  See Section 3.7 of the Security
Deed.

          ERISA.  The Employee Retirement Income Security Act of
1974, as amended and in effect from time to time and any rules or regulations promulgated pursuant thereto.

          ERISA Affiliate. Any Person which is treated as a single employer with the Borrower under Section 414 of the Code.

          Event of Default.  See Section 13.1.

          Financing Statements. Uniform Commercial Code Form 1 Financing Statement(s) from the Borrower to the Agent for the benefit of the Banks giving notice of a security interest in the Collateral, such financing statements to be in form and substance satisfactory to the Agent.

          Generally accepted accounting principles. Principles that are (a) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time and (b) consistently applied with past or pro forma financial statements of the Borrower adopting the same principles; provided that a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) as to financial statements in which such principles have been properly applied.

          General Partner. Antelope Creek Apartments, L.P., a
California limited partnership having its place of business at c/o The Grupe Company, 3255 W. March Lane, 4th Floor, Stockton,
California 95219.

          Governmental Authority. The United States of America, the State of California, any political subdivision thereof, and any agency, authority, department, commission, board, bureau, or instrumentality of any of them.

          Gross Cash Receipts. Gross Cash Receipts shall mean the sum of cash received by or for the account of the Borrower in connection with the ownership or operation of the Project, including, without limitation, in payment of the following items:

          (a) Rentals and any other amounts received from tenants occupying space in the Project;

          (b) Parking revenues received by the Borrower in connection with the operation of any parking facilities; and

          (c) Receipts from vending machines, recreational facilities and any and all other operating revenues received from the Project.

          Gross Cash Receipts shall be determined on the basis of sound cash basis accounting practices applied on a consistent basis.

          Guaranteed Pension Plan. Any employee pension benefit plan within the meaning of Section 3(2) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

          Guarantors.  Collectively, WDOP, Walden, The Grupe
Company and any other Person that becomes a guarantor of the Obligations.

          Guaranty. Collectively, the Unconditional Guaranty of Payment and Performance made by Walden and WDOP in favor of the Agent and the Banks, the Unconditional Guaranty of Payment and Performance made by The Grupe Company in favor of the Agent and the Banks, and each Unconditional Guaranty of Payment and Performance made by any other Guarantor in favor of the Agent and the Banks, as the same may be modified and amended, such Guaranty to be in form and substance satisfactory to the Agent.

          Hazardous Materials.  See Section 3.7 of the Security
Deed.

          Improvements. The approximately 336-unit residential apartment complex and related improvements to be constructed on the Land in accordance with the Plans and Specifications.

          Indebtedness. All obligations, contingent and otherwise, that in accordance with generally accepted accounting principles should be classified upon the obligor's balance sheet as liabilities, or to which reference should be made by footnotes thereto, including in any event and whether or not so classified:
(a) all debt and similar monetary obligations, whether direct or indirect (including, without limitation, any obligations evidenced by bonds, debentures, notes or similar debt instruments and all subordinated debt); (b) all liabilities secured by any mortgage, pledge, security interest, lien, charge, or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; (c) all guarantees, endorsements and other contingent obligations whether direct or indirect in respect of indebtedness of others, including any obligation to supply funds to or in any manner to invest in, directly or indirectly, a Person to purchase indebtedness, or to assure the owner of indebtedness against loss, through an agreement to purchase goods, supplies, or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner or otherwise, and the obligations to reimburse the issuer in respect of any letters of credit; and (d) any obligation as a lessee or obligor under a Capitalized Lease.

          Indemnity Agreement. The Indemnity Agreement Regarding Hazardous Materials, dated or to be dated on or prior to the Closing Date, made by the Borrower and the Guarantors in favor of the Agent and the Banks, pursuant to which the Borrower and the Guarantors agree to indemnify the Agent and the Banks with respect to Hazardous Materials and Environmental Laws, such Indemnity Agreement to be in form and substance satisfactory to the Agent.

          Indirect Costs. Indirect Costs shall mean and include title insurance premiums, survey charges, engineering fees, architectural fees, real estate taxes, appraisal costs, commitment fees and interest payable to the Banks under the Loan, premiums for insurance, marketing, advertising and leasing costs, brokerage commissions, legal fees, accounting fees, overhead and administrative costs, and all other expenses which are expenditures relating to the Project and are not Direct Costs.

          Interest Payment Date. The first day of each calendar month during the term of the Loan, and in addition thereto with respect to each LIBOR Rate Advance, the last day of the Interest
Period relating thereto.

          Interest Period. With respect to each LIBOR Rate Advance (a) initially, the period commencing on the Drawdown Date of such Advance and ending one, two, three or six months thereafter, and (b) thereafter, each period commencing on the day following the last day of the next preceding Interest Period applicable to such Advance and ending on the last day of one of the periods set forth above, as selected by the Borrower in a Conversion Request; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

          (A) if any Interest Period with respect to a LIBOR Rate Advance would otherwise end on a day that is not a LIBOR Business Day, that Interest Period shall end and the next Interest Period shall commence on the next preceding or succeeding LIBOR Business Day as determined conclusively by the Reference Bank in accordance with the then current bank practice in the applicable LIBOR interbank market;

          (B) if the Borrower shall fail to give notice as provided in Section 5.3, the Borrower shall be deemed to have requested a conversion of the affected LIBOR Rate Advance to a Base Rate Advance on the last day of the then current
     Interest Period with respect thereto; and

          (C)  no Interest Period relating to any LIBOR Rate
     Advance shall extend beyond the Maturity Date.

          Investments. With respect to any Person, all shares of capital stock, evidences of Indebtedness and other securities issued by any other Person, all loans, advances, or extensions of credit to, or contributions to the capital of, any other Person, all purchases of the securities or business or integral part of the business of any other Person and commitments and options to make such purchases, all interests in real property, and all other investments; provided, however, that the term "Investment" shall not include (i) equipment, inventory and other tangible personal property acquired in the ordinary course of business, or
(ii) current trade and customer accounts receivable for services rendered in the ordinary course of business and payable in accordance with customary trade terms. In determining the aggregate amount of Investments outstanding at any particular time: (a) the amount of any investment represented as a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (b) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid; (c) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (d) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (b) may be deducted when paid; and (e) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

          Land. The real property located in Placer County, California, and described in Schedule B to the Security Deed.

          Leases. Leases, licenses and agreements, whether written or oral, relating to the use or occupation of space in the Improvements or on the Land.

          LIBOR Business Day. Any day on which commercial banks are open for international business (including dealings in Dollar deposits) in the London interbank market.

          LIBOR Lending Office. Initially, the office of each Bank designated as such in Schedule 1 hereto; thereafter, such other office of such Bank, if any, that shall be making or maintaining LIBOR Rate Loans.

          LIBOR Rate. For any Interest Period with respect to a LIBOR Rate Loan, the rate per annum as determined by the Reference Bank's LIBOR Lending Office to be the rate (rounded upwards to the nearest 1/16 of one percent) at which Dollar deposits are offered to prime banks by such banks in the London Interbank Market as are selected in good faith by the Reference Bank at approximately 11:00 a.m. London time two LIBOR Business Days prior to the beginning of such Interest Period for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of the LIBOR Rate Advance to which such Interest Period applies.

          LIBOR Rate Advance. Those Advances bearing interest calculated by reference to a LIBOR Rate.

          Liens.  See Section 10.5.

          Loan. The construction loan which is the subject of this Agreement.

          Loan Amount.  $25,835,450.00.

          Loan Checking Account.  See Section 3.3.

          Loan Documents.  This Agreement, the Notes, the
Indemnity Agreement and the Security Documents, and all other agreements, documents and instruments now or hereafter evidencing, securing or otherwise relating to the Loan.

          Majority Banks. As of any date, the Bank or Banks whose aggregate Commitment Percentage is equal to or greater than the required percentage, as determined by the Banks, required to approve such matter, as disclosed by the Agent to the Borrower from time to time.

          Management Agreement.  That certain Management
Agreement, dated as of February 27, 1998, between Borrower and Franklin Landings Management Company providing for the management of the operation of the Project, together with any renewals or replacements thereof.

          Maturity Date.  February 27, 2001.

          Multiemployer Plan. Any multiemployer plan within the meaning of Section 3(37) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate.

          Net Operating Income.  Net Operating Income shall mean
Gross Cash Receipts less Operating Expenses.

          Notes.  See Section 4.1.

          Obligations. All indebtedness, obligations and liabilities of the Borrower to any of the Banks or the Agent under this Agreement or any of the other Loan Documents or in respect of any of the Advances or the Notes or other instruments at any time evidencing any of the foregoing, whether existing on the date of this Agreement or arising or incurred hereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise.

          Operating Expenses. Operating Expenses shall mean the sum of the following:

          (a) All taxes and assessments imposed upon the Project actually paid by or on behalf of the Borrower;

          (b) The amounts paid by or on behalf of the Borrower on account of insurance premiums for insurance carried in connection with the Project or Borrower's ownership and operation thereof, and deductible amounts expended by the Borrower not reimbursed under any such insurance;

          (c) Expenses paid by or on behalf of Borrower for the operation, marketing, maintenance and repair of the Project properly chargeable against income according to generally accepted accounting practices;

          (d)  Management fees in accordance with the Management
               Agreement; and

          (e) An amount approved by the Agent as a reasonable reserve for expenses relating to the Project which are not payable on a regular basis (including, but not limited to, taxes and insurance), but excluding any amounts paid from funded reserves.

For the purposes of this Agreement, Operating Expenses shall not include any of the following:

                  (i) Foreign, U.S., state and local income taxes, franchise taxes or other taxes based on the income imposed on the Borrower generally and not as owner of the Project;

                 (ii) Depreciation and any other non-cash expenditures of the Borrower for income tax purposes;

                (iii) Any improvements to the completed portion of the Project of a capital nature (as determined in accordance with generally accepted accounting practices), or reserves for such items;

                 (iv) Any expense paid or incurred in connection with the sale of all or any part of the Project or any interest therein;

                  (v) All costs, expenses, fees, commissions or other compensation paid by or on behalf of the Borrower in connection with the renovation of the completed portion of the Project; and

                 (vi) Any payment of principal or interest under the Notes.

          Operating Expenses shall be determined on the basis of sound cash basis accounting practices applied on a consistent basis, modified as described above.

          Outstanding. With respect to the Advances or the Loan, the aggregate unpaid principal thereof as of any date of determination.

          PBGC. The Pension Benefit Guaranty Corporation created by Section 4002 of ERISA and any successor entity or entities having similar responsibilities.

          Permitted Liens. Liens, security interests and other encumbrances permitted by Section 10.5.

          Person. Any individual, corporation, partnership, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

          Personal Property. All materials, furnishings, fixtures, furniture, machinery, equipment and all items of tangible personal property now or hereafter owned or acquired by the Borrower, wherever located, and either (i) to be located on or incorporated into the Land or the Improvements, (ii) used in connection with the construction of the Improvements or (iii) to be used in connection with the operation or maintenance of the Land or the Improvements or both.

          Phase. The applicable portion(s) of the Project described on Schedule 1.1 attached hereto.

          Plans and Specifications. The plans and specifications for the Improvements prepared by the Borrower's Architect and more particularly identified on Exhibit C attached hereto.

          Project.  The Land, Improvements and Personal Property.

          Project Approvals. All approvals, consents, waivers, orders, agreements, acknowledgments, authorizations, permits and licenses required under applicable Requirements or under the terms of any agreement, restriction, covenant or easement affecting the Project, or otherwise necessary or desirable, for the ownership and acquisition of the Land and the Improvements, the construction and equipping of the Improvements, and the use, occupancy and operation of the Project following completion of construction of the Improvements, whether obtained from a Governmental Authority or any other Person.

          Project Budget. The budget for total estimated Project Costs, submitted by the Borrower, approved by the Majority Banks and the Construction Inspector, and attached hereto as Exhibit D, which includes: (a) a line item cost breakdown for Direct Costs by trades, jobs and subcontractors; (b) a line item cost breakdown for Indirect Costs; and (c) a schedule of the sources of funds to pay Project Costs, indicating by item the portion of Project Costs to be funded through the Loan and Required Equity Funds.

          Project Costs.  The sum of all Direct Costs and
Indirect Costs that will be incurred by the Borrower in connection with the acquisition of the Land, the construction, equipping and completion of the Improvements, the marketing and leasing of leasable space in the Improvements, and the operation and carrying of the Project through the Maturity Date.

          Real Estate. All real property at any time owned, leased (as lessee or sublessee) or operated by the Borrower or the General Partner.

          Record. The grid attached to any Note, or the continuation of such grid, or any other similar record, including computer records, maintained by any Bank with respect to any Loan referred to in such Note.

          Reference Bank. Agent.

          Register.  See Section 21.2.

          Requirements. Any law, ordinance, code, order, rule or regulation of any Governmental Authority and any zoning agreement, development agreement or similar agreement with any Governmental Authority relating in any way to the acquisition and ownership of the Project, the construction of the Improvements, or the use, occupancy and operation of the Project following the completion of construction of the Improvements, including those relating to subdivision control, zoning, building, use and occupancy, fire prevention, health, safety, sanitation, handicapped access, historic preservation and protection, tidelands, wetlands, flood control, access and earth removal, and all Environmental Laws.

          Required Equity Funds. The amount, if any, as the Majority Banks shall determine must be deposited with Agent from time to time pursuant to Section 9.16 hereof.

          Retainage.  See Section 2.3.

          Security Deed. The Construction Deed of Trust with Assignment of Rents, Security Agreement and Fixture Filing, dated or to be dated on or prior to the Closing Date, made by the Borrower to the Agent for the benefit of the Banks, pursuant to which the Borrower grants a lien, security title and security interest in and to the Project, such Security Deed to be in form and substance satisfactory to the Agent.

          Security Documents. The Security Deed, the Assignment of Project Documents, the Assignment of Leases, the Financing
Statements and the Guaranty, and any other agreement, document or instrument now or hereafter securing the Obligations.

          Stored Materials.  See Section 2.8.

          Subordination Agreement. That certain Agreement, dated as of February 27, 1998, between Agent and the City of Roseville in the form attached as Exhibit "I" hereto.

          Subsidiary. Any corporation, association, partnership, trust, or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes or controlling interests) of the outstanding Voting Interests, and any other entity the accounts of which are consolidated with the accounts of the designated parent.

          Survey. An instrument survey of the Land and the Improvements prepared in accordance with the Agent's survey requirements, such survey to be satisfactory to the Agent in form and substance.

          Surveyor Certificate. With respect to any Survey, a certificate executed by the surveyor who prepares such Survey dated as of a recent date and containing such information relating to the Project as the Agent or the Title Insurance Company may require, such certificate to be satisfactory to the Agent in form and substance.

          Taking. Any condemnation for public use of, or damage by reason of, the action of any Governmental Authority, or any transfer by private sale in lieu thereof, either temporarily or permanently.

          Termination Date. August 31, 1999, or the termination of the Banks' obligations to make Advances pursuant to Section 13.2 hereof, whichever date occurs first.

          Title Insurance Company.  Chicago Title Insurance
Company.

          Title Policy. An ALTA Loan Policy Form (10/17/70) title insurance policy with ALTA form 1 coverage (LP 3) construction loan package or its equivalent issued by the Title Insurance Company (with such reinsurance or co-insurance as the Agent may require, any such reinsurance to be with direct access endorsements) in an amount not less than the Loan Amount insuring the priority of the Security Deed as a first priority lien and that the Borrower holds marketable fee simple title to the Project, subject only to such exceptions as the Agent may approve and which shall not contain exceptions for mechanics liens, persons in occupancy or matters which would be shown by a survey, shall not insure over any matter except to the extent that any such affirmative insurance is acceptable to the Agent in its sole discretion, and shall contain a pending disbursements clause or endorsement and such other endorsements and affirmative insurance as the Agent in its discretion may require including, without limitation, a CLTA 111.5 variable rate of interest endorsement.

          Total Commitment. The sum of the Commitments of the Banks, as in effect from time to time.

          Type.  As to any Advance, its nature as a Base Rate
Advance or a LIBOR Rate Advance.

          Walden.  Walden Residential Properties, Inc., a
Maryland corporation.

          Walden Revolving Credit Agreement. That certain Revolving Credit Agreement dated as of December 15, 1997, among Walden, WDOP, BKB, individually and as agent, and the other lenders a party thereto, as the same may be modified, amended, restated, consolidated or renewed.

          WDOP.  Walden/Drever Operating Partnership, L.P., a
Delaware limited partnership.

     Section 1.2  Rules of Interpretation.

          (a) A reference to any agreement, budget, document or schedule shall include such agreement, budget, document or schedule as revised, amended, modified or supplemented from time to time in accordance with its terms and the terms of this Agreement.

          (b) The singular includes the plural and the plural includes the singular.

          (c) A reference to any law includes any amendment or modification to such law.

          (d) A reference to any Person includes its permitted successors and permitted assigns.

          (e) Accounting terms not otherwise defined herein have the meanings assigned to them by generally accepted accounting principles applied on a consistent basis by the accounting entity to which they refer.

          (f) The words "include", "includes" and "including" are not limiting.

          (g) The words "approval" and "approved", as the context so determines, means an approval in writing given to the party seeking approval after full and fair disclosure to the party giving approval of all material facts necessary in order to determine whether approval should be granted.

          (h) All terms not specifically defined herein or by generally accepted accounting principles, which terms are defined in the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts, have the meanings assigned to them therein.

          (i) Reference to a particular "Section" refers to that section of this Agreement unless otherwise indicated.

          (j) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Agreement as a whole and not to any particular section or subdivision of this Agreement.

           SECTION 2.  AGREEMENT TO MAKE ADVANCES; LIMITATIONS

     Section 2.1 Agreement to Make Advances. Subject to the terms and conditions of this Agreement, each of the Banks severally agrees to lend to the Borrower and the Borrower may borrow from time to time between the Closing Date and the Termination Date upon submission by the Borrower of a Draw Request in accordance with
Section 3.1, such amounts as are requested by the Borrower up to a maximum aggregate principal amount equal to such Bank's
Commitment Percentage of the Loan Amount to pay for Project Costs actually incurred by the Borrower and reflected in the Project
Budget as being funded by the Loan; provided, however, that in no event shall the maximum aggregate principal amount outstanding exceed such Bank's Commitment. The Advances shall be made pro rata in accordance with each Bank's Commitment Percentage. Each
Draw Request for an Advance hereunder shall constitute a representation and warranty by the Borrower that the conditions set forth in Section 11, in the case of the initial Advance, Section 12, in the case of all other Advances, and Section 12.6, in the case of the Advance of any Retainage withheld pursuant to Section 2.3, have been satisfied on the date of such Draw Request. No Bank shall have any obligation to make Advances to the Borrower in the maximum aggregate principal amount outstanding of more than the principal face amount of its Note.

     Section 2.2 Project Budget. The Project Budget reflects, by category and line items, the purposes and the amounts for which funds to be advanced by the Banks under this Agreement are to be used. The Banks shall not be required to disburse for any category or line item more than the amount specified therefor in the Project Budget.

     Section 2.3 Amount of Advances. In no event shall any Bank be obligated to advance more than its Commitment, or, if less, its Commitment Percentage of total Project Costs actually incurred by the Borrower less Required Equity Funds. In no event shall any Advance for Direct Costs of constructing the Improvements exceed an amount equal to the sum of (a) the total value of the labor, materials, fixtures, machinery and equipment completed, approved and incorporated into the Land or the Improvements prior to the date of the Draw Request for such Advance, minus (b) retainage in an amount equal to ten percent (10%) of such total value described in (a) ("Retainage"), minus (c) the total amount of any Advances previously made by the Banks for such Direct Costs. Notwithstanding the foregoing, an Advance in excess thereof may be made hereunder for the purpose of making final payment of any balance due any subcontractor (including materialmen or suppliers within the term "subcontractor") after full and final completion of the work on the Improvements being done by such subcontractor or after full and final completion of the work on the Improvements constituting a Phase of the Project being done by such subcontractor, as certified by the Construction Inspector, and delivery to the Agent of such items as are required by Section 12.6 as the Agent may deem applicable, including without limitation, such evidence as may be reasonably required by the Agent to assure the Banks that no party claims or has a right to claim any statutory or common law lien arising out of such subcontractor's work or the supplying of labor, equipment, material, and/or services in connection therewith. Retainage shall otherwise be advanced by the Banks subject to the terms of this Agreement to the Borrower upon satisfaction of the conditions set forth in
Section 12.6. With respect to any other Direct Costs and all Indirect Costs, in no event shall any Advance exceed an amount equal to the amount of such Direct Costs and Indirect Costs approved by the Agent, incurred by the Borrower prior to the date of the Draw Request for such Advance, and theretofore paid or to be paid with the proceeds of such Advance, less the total amount of any Advances previously made by the Banks for such Direct Costs and Indirect Costs.

     Section 2.4 Quality of Work. No Advance shall be due unless all work done at the date the Draw Request for such Advance is submitted is done in a good and workmanlike manner and without defects, as confirmed by the report of the Construction
Inspector. Notwithstanding the foregoing, but without limiting the provisions of Section 9.3, if a portion of the Work for which payment is included within a Draw Request has not been performed in a good and workmanlike manner and without defects as determined by the Architect, the Contractor, the Construction Inspector or the Agent ("Defective Work"), then the amount to be advanced pursuant to such Draw Request shall be reduced by the portion thereof attributable to the Defective Work provided that all other conditions to the making of an Advance have been satisfied. No Advance shall be due thereafter upon a Draw
Request with respect to such Defective Work until such Defective
Work has been corrected and brought into full compliance with the requirements of this Agreement. No Advance shall be made upon any Draw Request if, upon the date of submittal thereof, any Defective Work has remained uncorrected for a period of more than thirty (30) days, unless correction of such Defective Work is under way and progressing reasonably satisfactorily to the Agent and the Construction Inspector.

     Section 2.5 Cost Overruns and Savings. If the Borrower becomes aware of any change in Project Costs which will increase or decrease a category or line item of Project Costs reflected on the Project Budget (as the Project Budget is revised from time to time and approved by the Majority Banks), the Borrower shall immediately notify the Agent in writing and promptly submit to the Agent a revised Project Budget for the approval of the Majority Banks. If the revised Project Budget indicates an increase in a category or line item of Project Costs, no further Advances need be made by the Banks unless and until (a) the revised Project Budget so submitted by the Borrower is approved by the Majority Banks, and (b) the Borrower has deposited with the Agent any Required Equity Funds. If the revised Project
Budget indicates a decrease in a line item of Project Costs, no reductions in Project Costs will be made or savings reallocated by the Borrower unless and until (c) the revised Project Budget so submitted by the Borrower is approved by the Majority Banks, and (d) in the case of decreases in a line item of Direct Costs, the Borrower has furnished the Agent, the Majority Banks and the Construction Inspector with evidence satisfactory to them that the labor performed and materials supplied in connection with such line item of Direct Costs have been satisfactorily completed in accordance with the Plans and Specifications and paid for in full.

     Section 2.6 Contingency Reserve. The amount allocated as Contingency Reserve in the Project Budget will only be disbursed upon the prior approval of the Majority Banks. The disbursement of a portion of Contingency Reserve shall in no way prejudice the Banks from withholding disbursement of any further portion of Contingency Reserve.

     Section 2.7 Development Fee; Land Equity. Except as expressly provided herein, the Banks shall not be required to disburse any funds for the amount allocated as "Development Fee" in the Project Budget unless and until Agent shall have received all of the items set forth in Section 12.6. Except as expressly provided herein, the Banks shall not be required to disburse any funds for the amount allocated as "Land-Cash Equity" or "Land-Earned
Equity" (the total amount of those line items being $1,830,286.00) in the Project Budget unless and until Agent shall have received all of the items set forth in Section 12.6 and the Designee shall have acquired the entire general partnership interest of the General Partner in the Borrower in accordance with the terms and conditions set forth in Section 10.11.

     Section 2.8 Stored Materials. The Banks shall not be required to disburse any funds for any materials, furnishings, fixtures, machinery or equipment not yet incorporated into the Land or Improvements ("Stored Materials") unless the following conditions are satisfied:

          (a) The Stored Materials are components in a form ready for incorporation into the Land or the Improvements and shall (subject to forces beyond Borrower's reasonable control) be so incorporated within a period of 30 days;

          (b) The Stored Material are stored at the Land or such other location approved by the Agent, and are protected against theft, vandalism and the elements;

          (c) The Stored Materials have been paid for in full or will be paid for with the funds to be disbursed, all lien rights and claims of the supplier have been released or will be released upon payment with disbursed funds and no seller or supplier reserves or purports to reserve title or the right of removal or repossession, or the right to consider such Store Materials personal property after their incorporation into the Improvements;

          (d) Borrower has or shall have upon payment with disbursed funds title to the Stored Materials subject to no liens, charges, title retention agreements or other encumbrances except those in favor of Agent, and Agent has or will have upon payment with disbursed funds a perfected first priority security interest in the Stored Materials;

          (e) Borrower shall supply to the Agent evidence reasonably satisfactory to the Agent that the Stored Materials are included in the coverage of the insurance policies required hereunder and are insured for an amount equal to their replacement cost; and

          (f) If the Stored Materials are not stored at the Land, (i) the Stored Materials are stored and segregated in a bonded warehouse or storage yard approved by the Agent, (ii) that the warehouse or yard has been notified that the Agent has a security interest in the subject Stored Materials, (iii) the Contractor and the Borrower's Architect have inspected the fully fabricated components at the off-site location, and have approved the Draw Request for such Stored Materials, (iv) the Agent has received from Borrower a copy of the warehouse receipt (which copy shall include an acknowledgment from the owner or lessee of the warehouse that such party has possession of the original warehouse receipt) and color photographs of such Stored Materials clearly identifying such Stored Materials, and (v) the Agent has received satisfactory evidence that the Stored Materials are protected against theft, damage, vandalism, and the elements, have been suitably identified as belonging to Borrower for use in the Project and that such seller, supplier or fabricator has been notified of the security interest of the Agent therein.

     Section 2.9 Final Disbursement of Remaining Loan Proceeds. Notwithstanding anything to the contrary contained herein regarding the Banks' obligations to fund Advances in excess of total Project Costs, the Agent and each of the Banks agrees that contemporaneously with, but subject to the complete satisfaction of each of the conditions to, the acquisition of all of the General Partner's interest in Borrower by the Designee in accordance with Section 10.11, the Banks shall, upon submission by Borrower of a Borrower's Requisition and subject to the terms and conditions contained in this Agreement, including without limitation, Section 12, make a final Advance to the Borrower equal to the sum of (a) the Loan Amount less (b) the aggregate amount of all Advances theretofore made by the Banks pursuant to this Agreement.


                     SECTION 3.  MAKING THE ADVANCES

     Section 3.1 Draw Request. At such time as the Borrower shall desire to obtain an Advance, the Borrower shall complete, execute and deliver to the Agent the Borrower's Requisition in the form of Exhibit E attached hereto (hereinafter referred to as "Borrower's Requisition"). Each Borrower's Requisition shall be accompanied by:

          (a) a written notice of the Borrower specifying (i) the requested Type of Advance comprising such Advance, (ii) in the case of an Advance comprised of a LIBOR Advance, the initial Interest Period; and (iii) the amount of each Type of Advance; provided, however, that each LIBOR Advance shall be in an amount of $100,000.00 or integral multiple of $1,000.00 in excess thereof;

          (b) If the Borrower's Requisition includes payments for Direct Costs, it shall be accompanied by a completed and itemized Direct Cost Statement in form satisfactory to the Agent, executed by the Borrower, together with copies of invoices for all items of Direct Cost covered thereby;

          (c) If the Borrower's Requisition includes amounts to be paid to the Contractor under the Construction Contract, it shall be accompanied by: (i) a completed and fully itemized Application and Certificate for Payment (AIA Document G702 or similar form approved by the Agent) containing the certification of the Contractor and the Borrower's Architect or other licensed design professional acceptable to Agent as to the accuracy of same, and showing all subcontractors and materialmen by name and trade or job, the total amount of each subcontract or purchase order, the amount theretofore paid to each subcontractor or materialman as of the date of such application, and the amount to be paid from the proceeds of the Advance to each subcontractor and materialman; (ii) a certificate of the Contractor in the form of Exhibit F attached hereto; (iii) a certificate of the Borrower's Architect or other licensed design professional acceptable to Agent in the form of Exhibit G attached hereto or such other form as the Agent may approve; and (iv) copies of requisitions and invoices from subcontractors and materialmen supporting all items of cost covered by such application;

          (d) If the Borrower's Requisition includes payments for Indirect Costs, it shall be accompanied by a completed and itemized Indirect Cost Statement in form satisfactory to the Agent, executed by the Borrower, together with copies of invoices for all items of Indirect Costs covered thereby;

          (e) written lien waivers executed by the Contractor and such laborers, subcontractors and materialmen whose contract(s) for the provision of services or materials for construction of the Project requires payment in excess of $50,000.00, for work done and materials supplied by such Person which were paid for pursuant to the next preceding Draw Request in form acceptable to Agent, which form shall, to the extent permitted by applicable law, contain lien subordinations from the Contractor and each such laborer, subcontractor and materialman;

          (f) a written request of the Borrower for any necessary changes in the Plans and Specifications, the Project
Budget, the Disbursement Schedule or the Construction Schedule;

          (g) copies of all change orders and construction change directives, accompanied by a change order summary prepared by and executed by the Borrower, copies of all subcontracts involving work in the amount of $100,000.00 or more (if requested by the Agent), and, to the extent requested by the Agent or the Majority Banks, of all inspection or test reports and other documents relating to the construction of the Improvements, not previously delivered to the Agent; and

          (h) If the Borrower's Requisition includes payment for Stored Materials, it shall be accompanied by evidence as to the satisfaction of the requirements set forth in Section 2.8 hereof; and

          (i) such other information, documentation and certification as the Agent or the Majority Banks shall reasonably request.

Each Draw Request shall constitute a representation and warranty by the Borrower that all of the conditions set forth in this Agreement to such Advance, including, without limitation, Section 11, have been satisfied on the date of such Draw Request.

     Section 3.2  Notice and Frequency of Advances.

          (a) Each Draw Request shall be submitted to the Agent at least ten (10) Business Days prior to the date of the requested Advance, and no more frequently than once each month. The Agent shall promptly notify each of the Banks following the receipt of a Draw Request, but in any event no later than 2:00 p.m. five (5) Business Days prior to the proposed Drawdown Date.

          (b) Except as provided in this Section 3.2, each such Draw Request shall be irrevocable and binding on the Borrower and shall obligate the Borrower to accept the Advance requested from the Banks on the Drawdown Date. If the Borrower does not specify the Type of Advance requested in a Draw Request, the Borrower shall be deemed to have selected a Base Rate Advance. Any failure by a Bank to fund its proportionate share of a requested Advance shall not relieve the Borrower from its obligations under this Agreement. Nothing in this Section 3.2(b) shall prevent the Borrower from seeking recourse against any Bank that fails to advance its proportionate share of a requested Advance as required by this Agreement; it being acknowledged that any Bank that is prepared to fund its proportionate share of a requested Advance shall have no liability with respect to any other Bank that fails to advance its proportionate share.

          (c)  There shall be no more than five (5) LIBOR Rate
Advances outstanding at any one time.

     Section 3.3 Deposit of Funds Advanced. The Borrower shall open and maintain a checking account with Wells Fargo Bank, N.A. (the
"Loan Checking Account").  Except as otherwise provided for in
Section 3.4 and 3.5 hereof, the Agent shall deposit the proceeds of each Advance into the Loan Checking Account.

     Section 3.4 Advances to Contractor. In the event that the Agent or the Majority Banks shall determine in the exercise of their business judgment that cause exists to do so, the Agent may make any or all advances for Direct Costs incurred under the Construction Contract directly to the Contractor for deposit in an appropriately designated special bank account, and the execution of this Agreement by the Borrower shall, and hereby does, constitute an irrevocable authorization so to advance the proceeds of the Loan. No further authorization from the Borrower shall be necessary to warrant such direct advances to the Contractor and all such advances shall satisfy pro tanto the obligations of the Banks hereunder and shall be secured by the Security Deed and the other Security Documents as fully as if made directly to the Borrower.

     Section 3.5 Advances to Title Insurance Company or to Others. In the event that the Agent or the Majority Banks shall determine in the exercise of their business judgment that cause exists to do so, the Agent may make any or all advances through the Title
Insurance Company or a recognized construction disbursement service and any portion of the Loan so disbursed by the Agent on behalf of the Banks shall be deemed disbursed as of the date on which the Bank makes such disbursement. In the event that the Agent or the Majority Banks shall determine in the exercise of their business judgment that cause exists to do so, the Agent may make advances of portions of the proceeds of the Loan to any Person to whom the Agent or the Majority Banks in good faith determine payment is due and any portion of the Loan so disbursed by the Agent on behalf of the Banks shall be deemed disbursed as of the date on which the Agent makes such disbursement. The execution of this Agreement by the Borrower shall, and hereby does, constitute an irrevocable authorization so to advance the proceeds of the Loan. No further authorization from the Borrower shall be necessary to warrant such direct advances and all such advances shall satisfy pro tanto the obligations of the Banks hereunder and shall be secured by the Security Deed and the other Security Documents as fully as if made directly to the Borrower.

     Section 3.6 Advances Do Not Constitute a Waiver. No Advance made by the Banks shall constitute a waiver of any of the conditions to the Banks' obligation to make further Advances nor, in the event the Borrower fails to satisfy any such condition, shall any such Advance have the effect of precluding the Banks from thereafter declaring such failure to satisfy a condition to be an Event of Default.

     Section 3.7.     Funds for Loans.

          (a) Not later than 11:00 a.m. (Boston time) on the proposed Drawdown Date of any Advance, each of the Banks will make available to the Agent, at the Agent's Head Office, in immediately available funds, the amount of such Bank's Commitment Percentage of the amount of the requested Advance which may be disbursed pursuant to Section 2.1. Upon receipt from each Bank of such amount, and upon receipt of the documents required by Section 11 and
Section 12 and the satisfaction of the other conditions set forth therein, to the extent applicable, the Agent will make available to the Borrower the aggregate amount of such Advance made available to the Agent by the Banks by crediting such amount. The failure or refusal of any Bank to make available to the Agent at the aforesaid time and place on any Drawdown Date the amount of its Commitment Percentage of the requested Advance to the extent it is obligated to fund such Advance hereunder shall not relieve any other Bank from its several obligation hereunder to make available to the Agent the amount of such other Bank's Commitment Percentage of any requested Advance, including any additional
Advance that may be requested by the Borrower subject to the terms and conditions hereof to provide funds to replace those not advanced by the Bank so failing or refusing; provided that no Bank shall be obligated to advance any amount in excess of the limits set forth in Section 2.1. In the event of any such failure or refusal, the Banks not so failing or refusing shall be entitled to a priority position as against the Bank or Banks so failing or refusing for such Advance as provided in Section 13.5(b).

          (b) Unless Agent shall have been notified by any Bank prior to the applicable Drawdown Date that such Bank will not make available to Agent such Bank's pro rata share of a proposed Advance, Agent may in its discretion assume that such Bank has made such Advance available to Agent in accordance with the provisions of this Agreement and Agent may, if it chooses, in reliance upon such assumption make such Advance available to Borrower, and such Bank shall be liable to the Agent for the amount of such advance.

     Section 3.8 Interest Reserve.

          (a) The Project Budget includes a Construction Period interest reserve of $864,111.00. By execution hereof, the Borrower irrevocably authorizes the Agent, without the necessity of any further authorization, to disburse directly to the Agent for the account of the Banks rather than to the Borrower out of the interest reserve such sums as are necessary to pay, on a monthly basis, accrued interest; provided, however, that all Net Operating Income shall be utilized by Borrower first to pay accrued interest. Upon disbursement, the amount that is disbursed shall be disbursed pro rata by the Banks and shall be added to the then outstanding principal sum of the Loan and shall bear interest at the rate provided for in this Agreement. Upon the occurrence of an Event of Default under this Agreement or any other Loan Document, the Agent shall have the right but not the obligation to continue to disburse payments of monthly interest installments from the interest reserve. If the interest reserve account is exhausted, or upon the occurrence of an Event of Default, or if the Agent determines, in its sole discretion, that the remaining funds in the interest reserve will be insufficient to pay in full the then due and payable monthly interest installments or any portions thereof through the Maturity Date, then upon seven (7) days prior written notice of any such event from the Agent, the Borrower shall commence the payment of monthly interest installments. Establishment of the interest reserve shall in no way relieve the Borrower of its obligation to make interest payments. Upon the occurrence of a Default or an Event of Default under any Loan Document, the Agent may, at its option, cease making any further disbursement from the interest reserve.

         SECTION 4.  THE NOTE; INTEREST; MATURITY AND PREPAYMENT

     Section 4.1 Notes. The Advances shall be evidenced by separate promissory notes of the Borrower in substantially the form of Exhibit H hereto (collectively, the "Notes"), dated of even date with this Agreement and completed with appropriate insertions.
One Note shall be payable to the order of each Bank in the principal face amount equal to such Bank's Commitment and shall be payable as set forth below. The Borrower irrevocably authorizes each Bank to make or cause to be made, at or about the time of the Drawdown Date of any Advance or at the time of receipt of any payment of principal thereof, an appropriate notation on such Bank's Record reflecting the making of such Advance or (as the case may be) the receipt of such payment. The outstanding amount of the Loan set forth on such Bank's Record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Bank, but the failure to record, or any error in so recording, any such amount on such Bank's Record shall not limit or otherwise affect the obligations of the Borrower hereunder or under any Note to make payments of principal of or interest on any Note when due.

     Section 4.2.  Interest on Advances.

          (a) Each Base Rate Advance shall bear interest for the period commencing with the Drawdown Date thereof and ending on the date on which such Base Rate Advance is paid in full or is converted to a LIBOR Rate Advance from a Base Rate Advance at the rate of one-half of one percent per annum (0.50%) plus the Base Rate.

          (b) Each LIBOR Rate Advance shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the rate of one and one-half percent (1.50%) per annum above the LIBOR Rate determined for such Interest Period.

          (c) The Borrower promises to pay interest on each Advance in arrears on each Interest Payment Date with respect thereto.

          (d) Base Rate Advances and LIBOR Rate Advances may be converted to Advances of the other Type as provided in Section 5.3.

     Section 4.3. Stated Maturity. The Borrower promises to pay on the Maturity Date and there shall become absolutely due and payable on the Maturity Date, all principal of the Loan outstanding on such date, together with any and all accrued and unpaid interest thereon.

     Section 4.4. Optional Prepayments. The Borrower shall have the right, at its election, to prepay the outstanding amount of the Loan, as a whole or in part, at any time without penalty or premium; provided, that the full or partial prepayment of the outstanding amount of any LIBOR Rate Advances pursuant to this
Section 4.4 may be made only on the last day of the Interest Period relating thereto except as otherwise required pursuant to Section 5.7. The Borrower shall give the Agent, no later than 10:00 a.m., Boston time, at least five (5) Business Days prior written notice of any prepayment pursuant to this Section 4.4, in each case specifying the proposed date of payment of the Loan and the principal amount to be paid.

     Section 4.5. Partial Prepayments. Each partial prepayment of the Loan under Section 4.4 shall be accompanied by the payment of accrued interest on the principal prepaid to the date of payment and, after payment of such interest, shall be applied, in the absence of instruction by the Borrower, first to the principal of Base
Rate Advances and then to the principal of LIBOR Rate Advances.
No amounts of the Loan prepaid under Section 4.4 may be reborrowed. Except as otherwise expressly provided herein, all payments shall first be applied to accrued but unpaid interest and then to principal.

                     SECTION 5.  GENERAL PROVISIONS

     Section 5.1 Commitment Fee. The Borrower agrees to pay to BKB on the Closing Date a commitment and loan structuring fee as provided in the Agreement Regarding Fees between Borrower and BKB
(the "Agreement Regarding Fees") which shall be fully earned and non-refundable when paid.

     SECTION 5.2.  INTENTIONALLY DELETED.

     Section 5.3.  Conversion Options.

          (a) The Borrower may elect from time to time to convert any outstanding Advance to an Advance of another Type and such Advance shall thereafter bear interest as a Base Rate Advance or a LIBOR Rate Advance, as applicable; provided that (i) with respect to any such conversion of a LIBOR Rate Advance to a Base Rate Advance, the Borrower shall give the Agent at least three Business Days' prior written notice of such election, and such conversion shall only be made on the last day of the Interest Period with respect to such LIBOR Rate Advance; (ii) with respect to any such conversion of a Base Rate Advance to a LIBOR Rate Advance, the Borrower shall give the Agent at least four LIBOR Business Days' prior written notice of such election and the Interest Period requested for such Advance, the principal amount of the Advance so converted shall be in a minimum aggregate amount of $100,000.00 or an integral multiple of $1,000 in excess thereof and, after giving effect to the making of such Advance, there shall be no more than five (5) LIBOR Rate Advances outstanding at any one time; and (iii) no Advance may be converted into a LIBOR Rate Advance when any Default or Event of Default has occurred and is continuing. All or any part of the outstanding Advances of any Type may be converted as provided herein, subject to the foregoing limits. On the date on which such conversion is being made, each Bank shall take, to the extent it deems it necessary to do so, such action as is necessary to transfer its Commitment Percentage of such Advance to its Domestic Lending Office or its LIBOR Lending Office, as the case may be. Each Conversion Request relating to the conversion of a Base Rate Advance to a LIBOR Rate Advance shall be irrevocable by the Borrower.

          (b) Any Advance may be continued as such Type upon the expiration of an Interest Period with respect thereto by compliance by the Borrower with the terms of Section 5.3; provided that no LIBOR Rate Advance may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Base Rate Advance on the last day of the Interest Period relating thereto ending during the continuance of any Default or Event of Default.

          (c) In the event that the Borrower does not notify the Agent of its election hereunder with respect to any outstanding
Advance, such Advance shall be automatically converted to a Base
Rate Advance at the end of the applicable Interest Period.

     Section 5.4  Funds for Payments.

          (a) All payments of principal, interest, fees and any other amounts due hereunder or under any of the other Loan Documents shall be made to the Agent, for the respective accounts of the Banks and the Agent, as the case may be, at the Agent's Head Office in each case not later than 11:00 a.m. (Boston time) on the day when due in immediately available funds in lawful money of the United States.

          (b) All payments by the Borrower hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrower is compelled by law to make such deduction or withholding. If any such obligation to deduct or withhold is imposed upon the Borrower with respect to any amount payable by it hereunder or under any of the other Loan Documents, the Borrower will pay to the Agent for the account of the Banks or the Agent, as the case may be, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in dollars as shall be necessary to enable the Banks or the Agent to receive the same amount which the Banks or the Agent would have received on such due date had no such obligation been imposed upon the Borrower. The Borrower will deliver promptly to the Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder or under such other Loan Document.

     Section 5.5 Computations. All computations of interest on the Loan shall be based on a 360-day year and paid for the actual number of days elapsed. Except as otherwise provided in the definition of the term "Interest Period", whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension. The outstanding amount of the Loan as reflected on the records of the Agent from time to time shall be considered prima facie evidence of such outstanding amount.

     Section 5.6. Inability to Determine LIBOR Rate. In the event that, prior to the commencement of any Interest Period relating to any LIBOR Rate Advance, the Agent shall determine that adequate and reasonable methods do not exist for ascertaining the LIBOR Rate for such Interest Period, the Agent shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrower and the Banks) to the Borrower and the Banks. In such event (a) any Draw Request with respect to LIBOR Rate Advances shall be automatically withdrawn and shall be deemed a Draw Request for Base Rate Advances and (b) each LIBOR Rate Advance will automatically, on the last day of the then current Interest Period thereof, become a Base Rate Advance, and the obligations of the Banks to make LIBOR Rate Advances shall be suspended until the Agent determines in the exercise of its good faith business judgment that the circumstances giving rise to such suspension no longer exist, whereupon the Agent shall so notify the Borrower and the Banks.

     Section 5.7. Illegality. Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or the interpretation or application thereof shall make it unlawful, or any central bank or other governmental authority having jurisdiction over a Bank or its LIBOR Lending Office shall assert that it is unlawful, for any Bank to make or maintain
LIBOR Rate Advances, such Bank shall forthwith give notice of such circumstances to the Agent and the Borrower and thereupon
(a) the commitment of the Banks to make LIBOR Rate Advances or convert Advances of another type to LIBOR Rate Advances shall forthwith be suspended and (b) the LIBOR Rate Advances then outstanding shall be converted automatically to Base Rate
Advances on the last day of each Interest Period applicable to such LIBOR Rate Advances or within such earlier period as may be required by law.

     Section 5.8. Additional Interest. If any LIBOR Rate Advance or any portion thereof is repaid or is converted to a Base Rate
Advance for any reason on a date which is prior to the last day of the Interest Period applicable to such LIBOR Rate Advance, the Borrower will pay to the Agent upon demand for the account of the Banks in accordance with their respective Commitment Percentages, in addition to any amounts of interest otherwise payable hereunder, any amounts required to compensate the Banks for any losses, costs or expenses which may reasonably be incurred as a result of such payment or conversion, including, without limitation, an amount equal to daily interest for the unexpired portion of such Interest Period on the LIBOR Rate Advance or portion thereof so repaid or converted at a per annum rate equal to the excess, if any, of (a) the interest rate calculated on the basis of the LIBOR Rate applicable to such LIBOR Rate Advance (including any spread over such LIBOR Rate) minus (b) the yield obtainable by the Agent upon the purchase of debt securities customarily issued by the Treasury of the United States of America which have a maturity date most closely approximating the last day of such Interest Period (it being understood that the purchase of such securities shall not be required in order for such amounts to be payable and that a Bank shall not be obligated or required to have actually obtained funds at the LIBOR Rate or to have actually reinvested such amount as described above).

     Section 5.9. Additional Costs, Etc. Notwithstanding anything herein to the contrary, if any present or future applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and legally binding interpretations thereof by any competent court or by any governmental or other regulatory body or official with appropriate jurisdiction charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Bank or the Agent by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

          (a) subject any Bank or the Agent to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Agreement, the other Loan Documents, such Bank's Commitment or the Loan (other than taxes based upon or measured by the income or profits of such Bank or the Agent), or

          (b) materially change the basis of taxation (except for changes in taxes on income or profits) of payments to any Bank of the principal of or the interest on any Advances or any other amounts payable to any Bank under this Agreement or the other Loan Documents, or

          (c) impose or increase or render applicable any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or commitments of an office of any Bank, or

          (d) impose on any Bank or the Agent any other conditions or requirements with respect to this Agreement, the other Loan Documents, the Advances, such Bank's Commitment, or any class of loans or commitments of which any of the Loans or such Bank's Commitment forms a part; and the result of any of the foregoing is

                     (i) to increase the cost to any Bank of making, funding, issuing, renewing, extending or maintaining any of the Advances or such Bank's Commitment, or

                    (ii) to reduce the amount of principal, interest or other amount payable to such Bank or the Agent hereunder on account of such Bank's Commitment or any of the Advances, or

                   (iii) to require such Bank or the Agent to make any payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Bank or the Agent from the Borrower hereunder, then, and in each such case, the Borrower will, within fifteen
(15) days of demand made by such Bank or (as the case may be) the Agent at any time and from time to time and as often as the occasion therefor may arise, pay to such Bank or the Agent such additional amounts as such Bank or the Agent shall determine in good faith to be sufficient to compensate such Bank or the Agent for such additional cost, reduction, payment or foregone interest or other sum. Each Bank and the Agent in determining such amounts may use any reasonable averaging and attribution methods, generally applied by such Bank or the Agent.

     Section 5.10. Capital Adequacy. If after the date hereof any Bank determines that (a) the adoption of or change in any law, rule, regulation, guideline, directive or request (whether or not having the force of law) regarding capital requirements for banks or bank holding companies or any change in the interpretation, application or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or (b) compliance by such Bank or its parent bank holding company with any guideline, request or directive of any such entity regarding capital adequacy (whether or not having the force of law), has the effect of reducing the return on such Bank's or such holding company's capital as a consequence of such Bank's commitment to make
Advances hereunder to a level below that which such Bank or holding company could have achieved but for such adoption, change or compliance (taking into consideration such Bank's or such holding company's then existing policies with respect to capital adequacy and assuming the full utilization of such entity's capital) by any amount deemed by such Bank to be material, then such Bank may notify the Borrower thereof. The Borrower agrees to pay to such Bank the amount of such reduction in the return on capital as and when such reduction is determined, upon presentation by such Bank of a statement of the amount setting forth the Bank's calculation thereof. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

     Section 5.11. Indemnity of Borrower. The Borrower agrees to indemnify each Bank and to hold each Bank harmless from and against any loss, cost or expense that such Bank may sustain or incur as a consequence of (a) default by the Borrower in payment of the principal amount of or any interest on any LIBOR Rate Advances as and when due and payable, including any such loss or expense arising from interest or fees payable by such Bank to Banks of funds obtained by it in order to maintain its LIBOR Rate Advances, or (b) default by the Borrower in making a borrowing or conversion after the Borrower has given (or is deemed to have given) a Draw Request or a Conversion Request.

     Section 5.12. Interest on Overdue Amounts; Late Charge. Overdue principal and (to the extent permitted by applicable law) interest on the Loan and all other overdue amounts payable hereunder or under any of the other Loan Documents shall bear interest payable on demand at a rate per annum equal to five percent (5.0%) above the Base Rate until such amount shall be paid in full (after as well as before judgment), or if such rate shall exceed the maximum rate permitted by law, then at the maximum rate permitted by law (the "Default Rate"). In addition, the Borrower shall pay a late charge equal to three percent (3%) of any amount of interest and/or principal payable on the Loan or any other amounts payable hereunder or under the Loan Documents, which is not paid within ten days of the date when due.

     Section 5.13. Certificate. A certificate, prepared in good faith by a Bank consistent with such Bank's practice in calculating such amounts, setting forth any amounts payable pursuant to Section 5.8,
Section 5.9, Section 5.10, Section 5.11 or Section 5.12 and a brief explanation of such amounts which are due, submitted by any Bank or the Agent to the Borrower, shall be conclusive in the absence of manifest error.

     Section 5.14. Limitation on Interest. Notwithstanding anything in this Agreement to the contrary, all agreements between the Borrower and the Banks and the Agent, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no circumstance, whether by reason of acceleration of the maturity of any of the Obligations or otherwise, shall the interest contracted for, charged or received by the Banks exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to the Banks in excess of the maximum lawful amount, the interest payable to the Banks shall be reduced to the maximum amount permitted under applicable law; and if from any circumstance the Banks shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal balance of the Obligations and to the payment of interest or, if such excessive interest exceeds the unpaid balance of principal of the Obligations, such excess shall be refunded to the Borrower. All interest paid or agreed to be paid to the Banks shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal of the Obligations
(including the period of any renewal or extension thereof) so that the interest thereon for such full period shall not exceed the maximum amount permitted by applicable law. This section shall control all agreements between the Borrower and the Banks and the Agent.

            SECTION 6.  COLLATERAL SECURITY AND THE GUARANTY

     The Obligations shall be secured by a perfected first priority mortgage lien and security interest in the Collateral, whether now owned or hereafter acquired, pursuant to the terms of the Security Documents to which the Borrower is a party. The obligations shall also be guaranteed pursuant to the terms of the Guaranty.

                 SECTION 7.  CERTAIN RIGHTS OF THE BANKS

     Section 7.1 Right to Retain the Construction Inspector. The Banks acting through the Agent shall have the right to retain, at the Borrower's cost and expense, the Construction Inspector to perform the following services on behalf of the Banks:

          (a) to review and advise the Agent and the Banks as to the current status of the Project and the Project Budget;

          (b) to review and advise the Agent and the Banks whether in the opinion of the Construction Inspector, the Project
Budget accurately reflects all Project Costs;

          (c) to review and advise the Agent and the Banks whether, in the opinion of the Construction Inspector, the Plans and Specifications are satisfactory for the intended purposes thereof;

          (d) to make periodic inspections (approximately at the date of each Draw Request) for the purpose of assuring that construction of the Improvements to date is in accordance with the Plans and Specifications and to approve the Borrower's then current Draw Request as being consistent with the Project Budget and the Borrower's obligations under this Agreement, and to advise the Agent and the Banks of the anticipated cost of and time for completion of construction of the Improvements and the adequacy of any Contingency Reserve;

          (e) to review and advise the Agent and the Banks on any proposed change orders or construction change directives; and

          (f)  to review the Construction Contract and
subcontracts, for the purpose of providing the Agent and the Banks with an opinion as to the cost of construction to be incurred to complete the Project, and also for the purpose of assuring that all such subcontracts are for work required by the Plans and Specifications to be performed.

     The fees of the Construction Inspector shall be paid by the Borrower forthwith upon billing therefor and expenses incurred by the Banks or the Agent on account thereof shall be reimbursed to the Banks or the Agent as the case may be forthwith upon request therefor, but neither the Banks, the Agent nor the Construction Inspector shall have any liability to the Borrower on account of
(i) the services performed by the Construction Inspector,
(ii) any neglect or failure on the part of the Construction Inspector to properly perform its services, or (iii) any approval by the Construction Inspector of construction of the Improvements. Neither the Banks, the Agent nor the Construction Inspector assumes any obligation to the Borrower or any other Person concerning the quality of construction of the Improvements or the absence therefrom of defects.

     Section 7.2 Right to Obtain Appraisals. The Agent on behalf of the Banks shall have the right to obtain from time to time, at the Borrower's cost and expense, updated Appraisals of the Project which will be ordered by the Agent, provided that so long as no Default or Event of Default shall have occurred and be continuing, the Borrower shall only be obligated to pay for the costs and expenses associated with one such Appraisal during any twenty-four (24) month period. The costs and expenses incurred by the Agent in obtaining such Appraisals shall be paid by the Borrower forthwith upon billing or request by the Agent for reimbursement therefor.

     Section 7.3 Charges Against Accounts. The Agent and the Banks shall have the right, and the Borrower hereby irrevocably authorizes the Agent and the Banks, to charge any account of the Borrower with the Agent or any Bank without the further approval of the Borrower, for (i) any installment of interest due under the Notes, (ii) any costs or expenses incurred by the Agent or the Banks which are to be paid or reimbursed by the Borrower under the terms of this Agreement or any of the other Loan
Documents (including, without limiting the generality of the foregoing, all Construction Inspector, Appraisal and reasonable attorney's fees) or (iii) any other sums due to the Agent or the Banks under the Notes, this Agreement or any of the other Loan Documents, all to the extent that the same are not paid by the respective due dates thereof.

               SECTION 8.  REPRESENTATIONS AND WARRANTIES

     The Borrower represents and warrants to the Agent and the Banks as follows:

     Section 8.1  Organization; Authority, Etc.

          (a) Organization; Good Standing. The Borrower is a Delaware limited partnership duly organized pursuant to a limited partnership agreement dated as of February 27, 1998 and is validly existing and in good standing under the laws of the State of Delaware. Antelope Creek Apartments, L.P., is a California limited partnership duly organized pursuant to a limited partnership agreement dated January 31, 1997, and a certificate of limited partnership filed on January 31, 1997, with the Secretary of State of the State of California, and is validly existing and in good standing under the laws of the State of California. LSAC G.P. Corporation is the sole general partner of Antelope Creek Apartments, L.P. and is a California corporation duly organized pursuant to its articles of incorporation filed with the Secretary of State of the State of California and is validly existing and in good standing under the laws of the State of California. Walden Development Corporation is a corporation duly organized pursuant to its Certificate of Incorporation filed on February 6, 1998 with the Secretary of State of the State of Delaware and is validly existing and in good standing under the laws of the State of Delaware. Walden is a Maryland corporation duly organized pursuant to its Articles of Incorporation and amendments thereto filed with the Maryland Secretary of State and is validly existing and in good standing under the laws of the State of Maryland. WDOP is a Delaware limited partnership duly organized pursuant to a limited partnership agreement dated August 12, 1997 and is validly existing and in good standing under the laws of the State of Delaware. The Grupe Company is a corporation duly organized pursuant to its amended and restated articles of incorporation dated December 1, 1988 filed with the Secretary of State of the State of California and is validly existing and in good standing under the laws of the State of California. Each of the Borrower, the General Partner and the Guarantors (i) has all requisite power to own its property and conduct its business as now conducted and as presently contemplated, and (ii) is in good standing as a foreign entity and is duly authorized to do business in the jurisdiction where the Land is located and in each other jurisdiction where such qualification is necessary except where a failure to be so qualified in such other jurisdiction would not have a materially adverse effect on its business, assets or financial condition. Walden is a real estate investment trust in full compliance with and entitled to the benefits of Section 856 of the Code.

          (b) Subsidiaries. The Borrower and the General Partner do not, and will not, have any Subsidiaries. Each of the Subsidiaries of Walden and WDOP (i) is a corporation, limited partnership, limited liability company or trust duly organized under the laws of its State of organization and is validly existing and in good standing under the laws thereof, (ii) has all requisite power to own its property and conduct its business as now conducted and as presently contemplated, and (iii) is in good standing and is duly authorized to do business in each jurisdiction where a failure to be so qualified could have a materially adverse effect on the business, assets or financial condition of Walden or WDOP, as applicable, or such Subsidiary.

          (c) Authorization. The execution, delivery and performance of this Agreement and the other Loan Documents to which the Borrower, the General Partner or the Guarantors is or is to become a party and the transactions contemplated hereby and thereby (i) are within the authority of such Person, (ii) have been duly authorized by all necessary proceedings on the part of such Person, (iii) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which such Person is subject or any judgment, order, award, writ, injunction, license or permit applicable to such Person, (iv) do not and will not conflict with or constitute a default (whether with the passage of time or the giving of notice, or both) under any provision of the organizational or formation documents of, or any agreement or other instrument binding upon, such Person or any of its properties, (v) do not require the approval or consent of, or filing with, any governmental agency or authority other than those already obtained and the filing of the Security Deed, the Assignment of Leases and the Financing Statements in the appropriate public records with respect thereto, and (vi) except as provided in the Loan Documents, do not and will not result in or require the imposition of any lien or other encumbrance on any of the properties, assets or rights of such Person.

          (d) Enforceability. The execution and delivery of this Agreement and the other Loan Documents to which the Borrower, the General Partner or the Guarantors is to become a party will result in valid and legally binding obligations of such Person enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

     Section 8.2  Title to Project and Other Properties.

          (a) The Borrower holds good clear record and marketable fee simple absolute title to the Land and the Improvements, and owns the Personal Property, subject to no rights of others, including any mortgages, leases, conditional sale agreements, title retention agreements, liens or other encumbrances, other than the permitted exceptions listed in the Security Deed.

          (b) The Borrower owns all of the assets reflected in the balance sheet of the Borrower as at the Balance Sheet Date or acquired since that date (except property and assets sold or otherwise disposed of in the ordinary course of business since that date), subject to no rights of others, including any mortgages, leases, conditional sales agreements, title retention agreements, liens or other encumbrances except Permitted Liens.

     Section 8.3 Financial Statements. There has been furnished to the Agent a balance sheet or financial statement of the Borrower, the General Partner and each of the Guarantors, as of the applicable
Balance Sheet Date, and a statement of income for the fiscal year then ended, certified by the chief financial officer of the Borrower, the General Partner or the Guarantors, respectively.
Such balance sheets, financial statements and statements of income have been prepared with respect to Borrower, General
Partner and The Grupe Company, using a federal income tax basis of accounting consistently applied, and with respect to Walden and WDOP, in accordance with generally accepted accounting principles, and fairly present the financial condition of such Person as at the close of business on the date thereof and the results of operations for the fiscal year then ended. As of the date of this Agreement, there are no liabilities or contingent liabilities of the Borrower, the General Partner or any of the Guarantors which are not disclosed in said balance sheets or financial statements and the related notes thereto other than the Obligations.

     Section 8.4 No Material Changes, Etc. Since the Balance Sheet Date, there has occurred no materially adverse change in the financial condition or business of the Borrower, the General
Partner or the Guarantors as shown on or reflected in the balance sheets or financial statements of such Person as of the Balance Sheet Date, other than changes in the ordinary course of business that have not had any materially adverse effect either individually or in the aggregate on the business or financial condition of such Person.

     Section 8.5 Franchises, Patents, Copyrights, Etc. The Borrower, the General Partner and the Guarantors possess all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of its business substantially as now conducted or as it is intended to be conducted with respect to the Project, without known conflict with any rights of others. The Project is not owned or operated under or by reference to any registered or protected trademark, tradename, servicemark or logo.

     Section 8.6 Litigation. There are no actions, suits, proceedings or investigations of any kind pending or to the knowledge of such Person, threatened against the Borrower, the General Partner or any of the Guarantors before any court, tribunal, arbitrator, mediator or administrative agency or board that, if adversely determined, might either in any case or in the aggregate, adversely affect the properties, assets, financial condition or business of such Person, including, without limitation, the Project, or materially impair the right of such Person to carry on business substantially as now conducted by it, or result in any liability not adequately covered by insurance, or for which adequate reserves are not maintained on the balance sheet of such Person, or which question the validity of this Agreement or any of the other Loan Documents, any action taken or to be taken pursuant hereto or thereto, or any lien or security interest created or intended to be created pursuant hereto or thereto, or which will adversely affect the ability of the Borrower, the General Partner or the Guarantors to construct, use and occupy the Improvements or to pay and perform the Obligations in the manner contemplated by this Agreement and the other Loan
Documents.

     Section 8.7 No Materially Adverse Contracts, Etc. None of the Borrower, General Partner, the Guarantors or any of their respective Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected in the future to have a materially adverse effect on the business, assets or financial condition of such Person. None of the Borrower, General Partner, the Guarantors or any of their respective Subsidiaries is a party to any contract or agreement that has or is expected, in the judgment of the officers or partners of such Person, to have any materially adverse effect on the business of any of them.

     Section 8.8 Compliance with Other Instruments, Laws, Etc. None of the Borrower, the General Partner, the Guarantors or any of their respective Subsidiaries is in violation of any provision of its partnership documents, charter or other organizational documents or bylaws or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could result in the imposition of substantial penalties or materially and adversely affect the financial condition, properties or business of such Person.

     Section 8.9 Tax Status. The Borrower, the General Partner, the Guarantors and each of their respective Subsidiaries (a) has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which any of them is subject, (b) has paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings, (c) if a partnership, limited partnership, limited liability partnership, or limited liability company, has and will maintain partnership tax classification under the Code, and (d) has set aside on their books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers or partners of such Person know of no basis for any such claim.

     Section 8.10 No Event of Default. No Default or Event of Default has occurred and is continuing.

     Section 8.11 Holding Company and Investment Company Acts. None of the Borrower, the General Partner, the Guarantors or any of their respective Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding
Company Act of 1935; nor is any of such Persons an "investment company", or an "affiliated company" or a "principal underwriter" of an "investment company", as such terms are defined in the Investment Company Act of 1940.

     Section 8.12 Absence of UCC Financing Statements, Etc. Except with respect to Permitted Liens, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry, or other public office, that purports to cover, affect or give notice of any present or possible future lien on, or security interest in, any Collateral or any other assets or property of the Borrower or any rights related thereto.

     Section 8.13 Setoff, Etc. The Collateral and the Agent's rights with respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses. The Borrower is the owner of the Collateral free from any lien, security interest, encumbrance and any other claim or demand.

     Section 8.14  Certain Transactions.  Except as set forth on
Schedule 8.14 hereto, none of the officers, trustees, directors, partners or employees of the Borrower, General Partner or any of the Guarantors is presently a party to any transaction with the Borrower or the General Partner (other than for services as employees, officers, directors, trustees and partners), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, trustee, director, partner or such employee or, to the knowledge of the Borrower, any corporation, partnership, trust or other entity in which any officer, trustee, director, partner or any such employee has a substantial interest or is an officer, director, trustee or partner.

     Section 8.15  Employee Benefit Plans; Multiemployer Plans;
Guaranteed Pension Plans.  Neither the Borrower nor any ERISA
Affiliate maintains or contributes to any Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan.

     Section 8.16 Regulations U and X. No portion of the Loan is to be used for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations
U and X of the Board of Governors of the Federal Reserve System,
12 C.F.R. Parts 221 and 224.

     Section 8.17 Partners. Antelope Creek Apartments, L.P. is the sole general partner of the Borrower and owns a 51% partnership interest in Borrower. LSAC G.P. Corporation is the sole general partner of Antelope Creek Apartments, L.P. and owns a 1% interest in Antelope Creek Apartments, L.P. Walden Development
Corporation is the sole limited partner of the Borrower and owns a 49% partnership interest in Borrower. WDOP owns all of the stock of Walden Development Corporation.

     Section 8.18 Availability of Utilities. All utility services necessary and sufficient for the construction, development and operation of the Project for its intended purposes are presently and will at all times be, available to the boundaries of the Land through dedicated public rights of way or through perpetual private easements, approved by the Agent, with respect to which the Security Deed creates a valid and enforceable first lien, including, but not limited to, water supply, storm and sanitary sewer, gas, electric, telephone and cable facilities, and drainage. No such utility services are subject to any moratorium, or would be subject to any threatened moratorium, imposed by any authority having jurisdiction.

     Section 8.19 Access. The rights of way for all roads necessary for the full utilization of the Project for its intended purposes have either been acquired by the appropriate Governmental
Authority or have been dedicated to public use and accepted by such Governmental Authority, and all such roads have been completed. All curb cuts, driveways and traffic signals shown on the Plans and Specifications are existing or have been fully approved by the appropriate Governmental Authority and funds are available for the construction thereof and after completion thereof, shall be maintained at all times for the Project.

     Section 8.20 Condition of Project. Neither the Project nor any part thereof is now damaged or injured as result of any fire, explosion, accident, flood or other casualty or has been the subject of any Taking, and no Taking is pending or to the knowledge of the Borrower contemplated.

     Section 8.21 Compliance with Requirements. The Plans and Specifications and construction of the Improvements pursuant thereto and the use and occupancy of the Project contemplated thereby comply with, and will at all times comply with, all Requirements. The Borrower will give all such notices to, and take all such other actions with respect to, such Governmental Authority as may be required under applicable Requirements to construct the Improvements and to use, occupy and operate the Project following the completion thereof.

     Section 8.22 Project Approvals. Except as set forth on Schedule 8.22(a) hereto, the Borrower has obtained all Project Approvals.
All Project Approvals obtained by the Borrower are listed and described on Schedule 8.22(b) hereto, have been validly issued and are in full force and effect and the Project Approvals not heretofore obtained by the Borrower will be obtained by the Borrower in the ordinary course following completion of the construction of the Improvements in accordance with the Plans and Specifications. No Project Approvals will terminate, or become void or voidable or terminable, upon any sale, transfer or other disposition of the Project, including any transfer pursuant to foreclosure sale under the Security Deed.

     Section 8.23 Construction Contract. The Construction Contract is in full force and effect and both the Borrower and the Contractor is in full compliance with its obligations under the Construction
Contract. The work to be performed by the Contractor under the Construction Contract is the work called for by the Plans and Specifications, and all work required to complete the Improvements in accordance with the Plans and Specifications is provided for under the Construction Contract.

     Section 8.24 Architect's Contract. The parties to the Architect's Contract have fully performed and complied with their respective obligations thereunder.

     Section 8.25 Other Contracts. The Borrower has made no contract or arrangement of any kind or type whatsoever (whether oral or written, formal or informal), the performance of which by the other party thereto could give rise to a lien or encumbrance on the Project other than the Construction Contract and the Architect's Contract other than with Agent's prior written consent.

     Section 8.26 Real Property Taxes; Special Assessments. There are no unpaid or outstanding real estate or other taxes or assessments on or against the Project or any part thereof which are payable by the Borrower (except only real estate taxes not yet due and payable). The Borrower has delivered to the Agent true and correct copies of real estate tax bills for the Project for the past fiscal tax year. No abatement proceedings are pending with reference to any real estate taxes assessed against the Project. There are no betterment assessments or other special assessments presently pending with respect to any part of the Project, and the Borrower has received no notice of any such special assessment being contemplated.

     Section 8.27 Violations. The Borrower has received no notice of, and otherwise has no knowledge of, any violation of any applicable Requirements, Project Approvals or other agreement affecting the Borrower or the Real Estate.

     Section 8.28 Plans and Specifications. The Borrower has furnished the Agent with true and complete sets of the Plans and Specifications. The Plans and Specifications so furnished to the Agent comply (and the Improvements when constructed in accordance with the Plans and Specifications will likewise comply) with all Requirements, all Project Approvals, and all restrictions, covenants, easements and other agreements affecting the Project, and have been approved by the Contractor, the Borrower's
Architect, and such Governmental Authority as is required for construction of the Improvements.

     Section 8.29 Project Budget. The Project Budget accurately reflects all Project Costs.

     Section 8.30 Feasibility. Each of the Construction Schedule and the Disbursement Schedule is realistic and feasible, and is accurate to date.

     Section 8.31 Insurance. The Borrower has not received any notice from any insurer or its agent requiring performance of any work with respect to the Real Estate or the Improvements or canceling or threatening to cancel any policy of insurance, and the Project complies with the requirements of the Borrower's and the Contractor's insurance carriers, as applicable.

     Section 8.32 Other Material Agreements; No Options. There are no material agreements pertaining to or benefitting the Project or the operation or maintenance thereof (including, without limitation, purchase options) other than as described in this Agreement, or otherwise disclosed in writing to the Agent by the Borrower, and no Person has any right or option to acquire the Project or any portion thereof or interest therein.

     Section 8.33 Brokers. None of the Borrower, the General Partner or the Guarantors has engaged or otherwise dealt with any broker, finder or similar entity in connection with this Agreement or the Loan contemplated hereunder.

     Section 8.34 Management Agreement. The Borrower has delivered to the Agent a true, correct and complete copy of the Management
Agreement providing for the management of the Project.  Such
Management Agreement is subordinate to the terms of the Security
Documents.

     Section 8.35 Tenants. As of the date hereof, there are no tenants in possession or Persons having rights to occupy the Project or any portion thereof.

     Section 8.36 Construction of Improvements.  Except as set forth on
Schedule 8.36 hereto, as of the date hereof, no construction of the Improvements has been performed and no other work has commenced at the Land. To the extent any work or construction has been commenced prior to the date hereof, all such work and construction has been performed in compliance with the Plans and Specifications, the Requirements and the Project Approvals and
Schedule 8.36 attached hereto sets forth the identity of all contractors, subcontractors, equipment suppliers, laborers, mechanics, materialmen or other parties that may have a right to claim a lien against the Project. Any and all amounts due and payable to such Persons have been paid as of the date hereof or will be paid from the proceeds of the initial Advance to be made hereunder. As of the date hereof, the Borrower has not paid any sums to the Contractor under the Construction Contract or to any other Person on account of any work performed or to be performed in connection with the construction of the Improvements.

     Section 8.37 Loan Documents. All of the representations and warranties made by or on behalf of the Borrower, the General Partner or the Guarantors in this Agreement and the other Loan Documents or any document or instrument delivered to the Agent or the Banks pursuant to or in connection with any of such Loan Documents are true and correct in all material respects, and neither the Borrower, the General Partner nor the Guarantors has failed to disclose such information as is necessary to make such representations and warranties not misleading.

     Section 8.38 Solvency. As of the Closing Date and after giving effect to the transactions contemplated by this Agreement and the other Loan Documents, including the Loan to be made hereunder, none of the Borrower, the General Partner or any Guarantor is insolvent on a balance sheet basis such that the sum of such Person's assets exceeds the sum of such Person's liabilities, the Borrower and the Guarantors are able to pay their respective debts as they become due, and the Borrower and the Guarantors have sufficient capital to carry on their respective businesses.

     Section 8.39 Effect of Draw Request. Each Draw Request submitted to the Agent as provided in Section 3.1 hereof shall constitute an affirmation that, except to the extent of changes disclosed in writing to Agent resulting from transactions contemplated or permitted by the Loan Documents and any changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, the representations and warranties contained in Section 8 of this Agreement and in the other Loan Documents remain true and correct as of the date thereof; and, except to the extent of changes disclosed in writing to Agent prior to the Drawdown Date of the requested Advance or any portion thereof, resulting from transactions contemplated or permitted by the Loan
Documents and any changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, shall constitute an affirmation that the same remain true and correct on the Drawdown Date.


            SECTION 9.  AFFIRMATIVE COVENANTS OF THE BORROWER

     The Borrower covenants and agrees that, so long as the Loan is outstanding or the Banks have any obligation to make any
Advances:

     Section 9.1 Punctual Payment. The Borrower will duly and punctually pay or cause to be paid the principal and interest on the Loan and all other amounts provided for in the Notes, this Agreement and the other Loan Documents to which the Borrower is a party, all in accordance with the terms of the Notes, this Agreement and such other Loan Documents.

     Section 9.2 Commencement, Pursuit and Completion of Construction. The Borrower will commence construction of the Improvements within thirty (30) days after the date hereof. The Borrower will diligently pursue construction of the Improvements in accordance with the Construction Schedule, and will complete construction of the Improvements on or before the Completion Date, all in accordance with the Plans and Specifications, in full compliance with all restrictions, covenants and easements affecting the Project, all Requirements, and all Project Approvals, and with all terms and conditions of the Loan Documents, without deviation from the Plans and Specifications unless the Borrower obtains the prior approval of the Majority Banks. Notwithstanding the foregoing, but without limiting or affecting any provision in any other Section of this Agreement, the Borrower may without the prior consent of the Majority Banks authorize changes in the Construction Contract through customary change orders or construction change directives provided that (a) such changes individually do not exceed $50,000.00 or in the aggregate with all prior change orders do not exceed $150,000.00, (b) none of such changes individually or in the aggregate will in the determination of the Agent delay the completion of the Project beyond the Completion Date, (c) none of such changes individually or in the aggregate will materially affect the size, utilization, appearance or value of the Improvements for the purposes contemplated by the Plans and Specifications, and (d) the Construction Inspector (or another architect or engineer designated by the Agent) shall have certified to the Agent in writing that such changes do not constitute a substantial change in the Plans and Specifications and do not constitute a change in the scope of the work under the Construction Contract. Borrower shall promptly deliver to the Agent copies of all "change orders" whether or not the prior consent of the Agent thereto is required. The Borrower will pay all sums and perform all such acts as may be necessary or appropriate to complete such construction of the Improvements in accordance with the Plans and Specifications and in full compliance with all restrictions, covenants and easements affecting the Project, all Requirements and all Project Approvals, and with all terms and conditions of the Loan Documents, all of which shall be accomplished on or before the Completion Date, free from any liens, claims or assessments (actual or contingent) asserted against the Project for any material, equipment, labor or other items furnished in connection therewith. The Borrower will furnish evidence of satisfactory compliance with this Section 9.2 to the Agent on or before the Completion Date.

     Section 9.3 Correction of Defects. The Borrower will promptly correct or cause to be corrected all defects in the Improvements or any departure from the Plans and Specifications not previously approved by the Majority Banks. The Borrower agrees that any Advance made by the Agent or the Banks, whether before or after such defects or departures from the Plans and Specifications are discovered by, or brought to the attention of, the Agent or the Banks, shall not constitute a waiver of the Agents' and the Banks' right to require compliance with this Section 9.3.

     Section 9.4 Maintenance of Office. The Borrower will maintain its chief executive office in Stockton, California, or at such other place in the United States of America as the Borrower shall designate upon prior written notice to the Agent, where notices, presentations and demands to or upon the Borrower in respect of the Loan Documents may be given or made.

     Section 9.5 Records and Accounts. The Borrower will (a) keep true and accurate records and books of account in which full, true and correct entries will be made in accordance with federal income tax accounting principles consistently applied, which records and books will not be maintained on a consolidated basis with those of any other Person, including, any affiliate of the Borrower and (b) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation and amortization of its properties, contingencies, and other reserves, all of which accounts shall not be commingled with accounts of any other
Person, including any affiliate of the Borrower, and (c) in order to assist the Agent and the Banks in monitoring the financial condition of the Borrower and the Collateral, maintain, or cause to be maintained, at the Agent all operating accounts and escrow accounts of the Borrower, except as may be otherwise agreed by the Agent in writing.

     Section 9.6 Financial Statements, Certificates and Information. The Borrower will deliver to the Agent and each of the Banks:

          (a) as soon as practicable, but in any event not later than one hundred and twenty (120) days after the end of each fiscal year of the Borrower, the balance sheet of the Borrower at the end of such year, and the related statement of income, statement of retained earnings, changes in capital and statement of cash flows for such year, each setting forth in comparative form the figures for the previous fiscal year and all such statements to be in reasonable detail, prepared using a federal income tax basis of accounting consistently applied, together with the certification of the chief financial officer of the General Partner that the information contained in such statements fairly presents the financial position of the Borrower as of the date thereof (provided that upon the request of the Agent, such statements shall be accompanied by an auditor's report prepared without qualification by an independent certified public accountant acceptable to the Majority Banks);

          (b) as soon as practicable, but in any event not later than thirty (30) days after the end of each calendar month (commencing with the first calendar month after the opening of the Project), copies of the statement of income, statement of retained earnings, changes in capital and statement of cash flows for such month and the portion of the Borrower's fiscal year then elapsed, a statement showing the aging of all receivables and payables for the Project, all in reasonable detail and prepared using a federal income tax basis of accounting consistently applied, together with a certification by the principal financial or accounting officer of the General Partner that the information contained in such financial statements fairly presents the financial position of the Borrower on the date thereof (subject to year-end adjustments);

          (c) contemporaneously with the delivery of the financial statements referred to in clause (a) above, a statement of all contingent liabilities of the Borrower which are not reflected in such financial statements or referred to in the notes thereto, and a statement of projected cash flows of the Borrower for the current fiscal year, all in reasonable detail and certified by the principal financial or accounting officer of the General Partner;

          (d) within fifteen (15) days after the end of each calendar quarter, a leasing report setting forth the Borrower's efforts to market and lease the then unleased space in the Improvements and the results of such efforts;

          (e) within fifteen (15) days after the end of each calendar month (commencing after the date on which the Improvements are occupied by any tenant under a Lease) a current rent roll and summary thereof in form satisfactory to the Agent as of the end of such month, together with a listing of each tenant that has taken occupancy of the Improvements during such month, stating the name of the tenant, the date of the occupancy and the unit so occupied;

          (f)  promptly after they are filed with the Internal
Revenue Service, copies of all annual federal income tax returns and amendments thereto of the Borrower and the General Partner;

          (g) contemporaneously with the mailing thereof, copies of all information of a financial nature having a material impact on the Borrower or the Project sent to the partners of the Borrower; and

          (h) from time to time such other financial data and information (including accountants' management letters) as the Agent or the Majority Banks may reasonably request.

     Section 9.7  Notices

          (a) Defaults. The Borrower will promptly notify the Agent in writing of the occurrence of any Default or Event of Default, specifying the nature and existence of such Default or Event of Default and what action the Borrower is taking or proposes to take with respect thereto. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Agreement or under any note, evidence of indebtedness, indenture or other obligation to which or with respect to which the Borrower, the General Partner or any of the Guarantors is a party or obligor, whether as principal or surety, and such default would permit the holder of such note or obligation or other evidence of indebtedness to accelerate the maturity thereof, which acceleration would have a material adverse effect on the Borrower, the General Partner or such Guarantor, the Borrower shall forthwith give written notice thereof to the Agent, describing the notice or action and the nature of the claimed default.

          (b) Environmental Events. The Borrower will promptly give notice to the Agent (i) of any violation of any Environmental Law that the Borrower or the General Partner reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any federal, state or local environmental agency and
(ii) upon becoming aware thereof, of any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, or any federal, state or local environmental agency or board, that in either case involves the Project or has the potential to materially affect the assets, liabilities, financial conditions or operations of the Borrower or the General Partner or the Agent's liens or security interests pursuant to the Security Documents.

          (c) Notification of Claims Against Collateral. The Borrower will, immediately upon becoming aware thereof, notify the Agent in writing of any setoff, claims, withholdings or other defenses to which any of the Collateral, or the Agent's rights with respect to the Collateral, are subject.

          (d) Notice of Nonpayment. The Borrower will immediately notify the Agent in writing if the Borrower receives any notice, whether oral or written, from any laborer, subcontractor, materialman or supplier to the effect that such laborer, subcontractor, materialman or supplier has not been paid when due for any labor, equipment or materials furnished in connection with the construction of the Improvements.

          (e) Notice of Litigation and Judgments. The Borrower will give notice to the Agent in writing within fifteen (15) days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting the Project or affecting the Borrower or the General Partner or any of the Guarantors or to which any of such Persons is to become a party involving an uninsured claim against any of such Persons that could reasonably be expected to have a materially adverse effect on such Person and stating the nature and status of such litigation or proceedings. The Borrower will give notice to the Agent, in writing, in form and detail satisfactory to the Agent, within ten (10) days of any judgment not covered by insurance, final or otherwise, against the Borrower, the General Partner or any of the Guarantors in an amount in excess of $100,000.00

     Section 9.8 Existence; Maintenance of Properties. The Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect its existence as a Delaware limited partnership. The Borrower will cause the General Partner to do or cause to be done all things necessary to preserve and keep in full force and effect its legal existence. The Borrower will do or cause to be done all things necessary to preserve and keep in full force all of its rights and franchises. The Borrower
(a) will cause all of its properties used or useful in the conduct of its business to be maintained and kept in first class condition, repair and working order and supplied with all necessary equipment, (b) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, and (c) will continue to engage primarily in the businesses now conducted by it and in related businesses.

     Section 9.9 Insurance. The Borrower will obtain and maintain insurance with respect to the Project as required by the Security Deed. The Borrower will maintain with respect to its other properties and business insurance with financially sound and reputable insurers against such casualties and contingencies as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas and in amounts, containing such terms, in such forms and for such periods as may be reasonable and prudent.

     Section 9.10  Taxes.

          (a) The Borrower will pay all taxes, assessments and other governmental charges imposed upon it with respect to the Project or imposed upon the Project at the time and in the manner required by the Security Deed.

          (b) The Borrower will duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon it and its other real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, that if unpaid might by law become a lien or charge upon any of its property; provided that any such tax, assessment, charge or levy with respect to properties other than the Project need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Borrower shall have set aside on its books adequate reserves with respect thereto; and provided further that the Borrower will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor. Nothing in this Section 9.10(b) shall limit, negate or affect the provisions of Section 9.24(a) or (b) hereof.

     Section 9.11  Inspection of Project, Other Properties and Books.

          (a) The Borrower shall permit the Banks, through the Agent or any representative designated by the Agent, and the Construction Inspector, at the Borrower's expense, to visit and inspect the Project and all materials to be used in the construction thereof and will cooperate with the Agent and the Construction Inspector during such inspections (including making available working drawings of the Plans and Specifications); provided that this provision shall not be deemed to impose on the Banks, the Agent or the Construction Inspector any obligation to undertake such inspections.

          (b) The Borrower shall permit the Banks, through the Agent or any representative designated by the Agent, at the Borrower's expense, to obtain updated commercial finance examinations of the books of account of the Borrower and the General Partner (and to make copies thereof and extracts therefrom) and to discuss the affairs, finances and accounts of the Borrower or the General Partner with, and to be advised as to the same by, its officers, all at such reasonable times and intervals as the Agent or any Bank may reasonably request.

     Section 9.12 Compliance with Laws, Contracts, Licenses, and Permits. The Borrower will comply with (a) the applicable laws and regulations wherever its business is conducted, including all Environmental Laws and all Requirements, (b) the provisions of its partnership agreement, (c) all agreements and instruments by which it or any of its properties may be bound, including the Architect's Contract, the Construction Contract, and all restrictions, covenants and easements affecting the Project,
(d) all applicable decrees, orders and judgments, and (e) all licenses and permits required by applicable laws and regulations for the conduct of its business or the ownership, use or operation of its properties, including all Project Approvals.

     Section 9.13 Project Approvals. The Borrower will promptly obtain all Project Approvals not heretofore obtained by the Borrower
(including those listed and described on Schedule 8.22(a) hereto and any other Project Approvals which may hereafter become required, necessary or desirable) and will furnish the Agent with evidence that the Borrower has obtained such Project Approvals promptly upon its request. The Borrower will give all such notices to, and take all such other actions with respect to, such Governmental Authority as may be required under applicable
Requirements to construct the Improvements and to use, occupy and operate the Project following the completion of the construction of the Improvements. The Borrower will also promptly obtain all utility installations and connections required for the operation and servicing of the Project for its intended purposes, and will furnish the Agent with evidence thereof. The Borrower will duly perform and comply with all of the terms and conditions of all Project Approvals obtained at any time, including all Project
Approvals listed and described on Schedules 8.22(a) and 8.22(b) hereto.

     Section 9.14 Use of Proceeds. The Borrower will use the proceeds of the Loan solely for the purpose of paying for Project Costs in accordance with the Project Budget as the same may be revised from time to time in accordance with the terms hereof.

     Section 9.15 Project Costs. The Borrower will pay when due all Project Costs in excess of the Loan Amount, regardless of the amount.

     Section 9.16 Insufficiency of Loan Proceeds. The Borrower will deposit funds with the Agent for the benefit of the Banks as follows: If at any time while the Loan is outstanding or the Banks have any obligation to make Advances hereunder, the Agent or the Majority Banks shall in their reasonable discretion determine that the remaining undisbursed portion of the Loan, together with the undisbursed balance of Required Equity Funds, if any, and any other sums previously deposited by the Borrower with the Agent in connection with the Loan, is or will be insufficient to fully complete and equip the Improvements in accordance with the Plans and Specifications, to operate and carry the Project after completion of the Improvements until payment in full of the Loan by the Borrower, to pay all other
Project Costs, to pay all interest accrued or to accrue on the Loan during the term of the Loan from and after the date hereof, and to pay all other sums due or to become due under the Loan Documents (or as to any budget category or line item in the Project Budget, if the undisbursed funds for such category or line item are or will be insufficient to fully pay for the costs attributed to such budget category or line item), regardless of how such condition may be caused, the Borrower will, within ten
(10) Business Days after written notice of such determination from the Agent, deposit with the Agent such sums of money in cash as the Agent or the Majority Banks may reasonably require, in an amount sufficient to remedy the condition described in such notice, and sufficient to pay any liens for labor, equipment and materials alleged to be due and payable at that time in connection with the Improvements, and, at the Agent's or the Majority Bank's option, no further Advances of the Loan shall be made by the Banks until the provisions of this Section 9.16 have been fully complied with. All such deposited sums shall stand as additional security for the obligations and shall be disbursed by the Agent on behalf of Banks in the same manner as Advances under this Agreement before any further Advances of the Loan proceeds shall be made. Neither the Agent nor the Banks shall have any obligation to pay Borrower any interest with respect to the deposited funds.

     Section 9.17 Leases. The Borrower will take or cause to be taken all steps within the power of the Borrower to market and lease the leasable area of the Improvements to such tenants and upon such terms and conditions as may be approved by the Agent, as hereinafter provided. Any proposed standard form of lease to be used by the Borrower in connection with the Improvements shall be submitted to and approved by the Agent prior to its submission to any proposed tenant, and the Borrower will make such amendments, modifications or additions thereto as may be reasonably required by the Agent. Borrower shall not, and shall not permit the management company under the Management Agreement to become a party to, or agree to come a party to, any Lease without the prior approval of the Agent. Notwithstanding the foregoing, following the Agent's approval of the standard form of Lease to be used by Borrower for the Project, Borrower or the management company under the Management Agreement may, without the prior approval of the Agent, enter into Leases with individuals (as opposed to corporations or any other entities) for a single apartment unit in the ordinary course of business and in accordance with sound and customary leasing practices for similar properties in the Roseville, California area. Additionally, Borrower shall not, and shall not permit the management company under the Management Agreement to, amend, supplement or otherwise modify, or terminate or cancel, or accept the surrender of, or grant any concessions to or waive the performance of any obligations of any tenant under, any Lease, without the prior approval of the Agent. Notwithstanding anything herein to the contrary, the Borrower or the management company under the Management Agreement may amend, supplement or otherwise modify or terminate or cancel, or accept the surrender of, or grant concessions to or waive the performance of any obligations of a tenant under any Lease with an individual for a single apartment unit in the ordinary course of business and otherwise in a manner consistent with sound and customary leasing and management practices for similar properties in the Roseville, California area. The Borrower shall not, directly or indirectly, cause or permit to exist any condition which would result in the termination or cancellation of, or which would relieve the performance of any obligations of any tenant under, any Lease.

     Section 9.18 Laborers, Subcontractors and Materialmen. The Borrower will furnish to the Agent, upon request at any time, and from time to time, affidavits listing all laborers, suppliers, subcontractors, materialmen, and any other Persons who might or could claim statutory or common law liens in excess of $50,000.00 and are furnishing or have furnished labor, equipment or material to the Project or any part thereof, together with affidavits, or other evidence satisfactory to the Agent, showing that such parties have been paid (or will be paid from proceeds of the next Advance) all amounts then due for labor, equipment and materials furnished to the Project. The Borrower will also furnish to the Agent, at any time and from time to time upon demand by the Agent, lien waivers bearing a date not prior to the Drawdown Date of the immediately preceding Draw Request and prepared on a form satisfactory to the Agent from the Contractor and such subcontractors, suppliers or materialmen as the Agent may reasonably designate.

     Section 9.19 Further Assurance of Title. The Borrower will further assure title as follows: If at any time the Agent or the Agent's counsel has reason to believe that any Advance is not secured or will or may not be secured by the Security Deed as a first lien or security interest on the Project, then the Borrower shall, within ten (10) days after written notice from the Agent, do all things and matters reasonably necessary to assure to the satisfaction of the Agent and the Agent's counsel that any Advance previously made hereunder or to be made hereunder is secured or will be secured by the Security Deed as a first lien or security interest on the Project, and the Agent, at its option, may decline to make further Advances hereunder until the Agent has received such assurance; but nothing in this Section 9.19 shall limit the Agent's right to require endorsements extending the effective date of the Title Policy as herein set forth.

     SECTION 9.20  INTENTIONALLY DELETED.

     Section 9.21 Publicity. The Borrower will permit the Agent and the Banks to obtain publicity in connection with the construction of the Improvements through press releases and participation in such events as ground breaking and opening ceremonies. The
Borrower will give the Agent and the Banks ample advance notice of such events and will cooperate with and provide to the Agent and the Banks as much assistance as possible in connection with obtaining such publicity.

     Section 9.22 Sign Regarding Construction Financing. At Agent's option, Borrower shall erect promptly and maintain on a suitable site on the Land a sign indicating that construction financing is being provided by the Banks, such location and sign to be subject to the approval of the Agent. Borrower further covenants and agrees to prevent the destruction or removal of said sign without the prior written approval of the Agent.

     Section 9.23  Further Assurances.

          (a) Regarding Construction. The Borrower will furnish or cause to be furnished to the Agent all instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, title and other insurance, reports and agreements and each and every other document and instrument required to be furnished by the terms of this Agreement or the other Loan Documents, all at the Borrower's expense.

          (b) Regarding Preservation of Collateral. The Borrower will execute and deliver to the Agent and the Banks such further documents, instruments, assignments and other writings, and will do such other acts necessary or desirable, to preserve and protect the Collateral at any time securing or intended to secure the Obligations, as the Agent may reasonably require.

          (c) Regarding this Agreement. The Borrower will cooperate with, and will do such further acts and execute such further instruments and documents as the Agent shall reasonably request to carry out to its satisfaction the transactions contemplated by this Agreement and the other Loan Documents.

     Section 9.24 Fundamental Changes of Borrower. The Borrower: (a) does not own and will not own any encumbered asset other than (i) the Project, and (ii) incidental personal property necessary for the operation of the Project (which will only be encumbered by liens in favor of the Agent); (b) is not engaged and will not engage in any business other than the ownership, management and operation of the Project; (c) will not enter into any contract or agreement with any partner, principal or affiliate of the Borrower or any affiliate of any partner of the Borrower except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms length basis with third parties other than an affiliate; (d) has not made and will not make any loans or advances to any third party (including any affiliate); (e) is and will be solvent and pay its debt from its assets as the same shall become due; (f) has done or caused to be done and will do all things necessary to preserve its existence, and will not, nor will any partner, limited or general, or shareholder thereof, amend, modify or otherwise change its partnership certificate, partnership agreement, articles of incorporation or by laws in a manner which adversely affects the Borrower's existence as a single purpose entity; (g) will conduct and operate its business as presently conducted and operated; (h) will maintain books and records and bank accounts separate from those of its affiliates, including its general partners; (i) will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any affiliate thereof, including any partner or any affiliate of any partner of the Borrower); (j) will file its own tax returns; (k) will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations; (l) will not seek the dissolution or winding up, in whole or in part, of the Borrower; (m) will not commingle the funds and other assets of the Borrower with those of any general partner, any affiliate or any other person; (n) has and will maintain its assets in such a manner that it is not costly or difficult to segregate, ascertain or identify its individual assets from those of any affiliate or any other person; and (o) does not and will not hold itself out to be responsible for the debts or obligations of any other person.

     Section 9.25. Registered Servicemark. Without the prior written consent of the Agent, such consent not to be unreasonably withheld or delayed, the Project shall not be owned or operated by the Borrower under any registered or protected trademark, tradename, servicemark or logo. Without limiting the foregoing, the Agent may condition its consent to the use of any of the foregoing upon the granting to the Agent for the benefit of the Banks of a perfected first priority security interest therein.

     Section 9.26. ERISA. The Borrower will do, or cause to be done, all things necessary to ensure that its underlying assets will not be deemed to be "plan assets" within the meaning of the regulations promulgated under ERISA at 29 CFR 2510.3-101 (the
"Plan Asset Regulations"). Borrower has certified to the Banks that it shall conduct its affairs so as to constitute a "real estate operating company" within the meaning of the Plan Asset
Regulations. Borrower has provided the Agent with a copy of such certification.

     Section 9.27. City Note; City Deed of Trust The Borrower does hereby expressly assume the obligations of General Partner under the City Note and the City Deed of Trust. The Borrower does hereby also expressly acknowledge and agree (a) that, pursuant to the Subordination Agreement, the lien and security title of the City Deed of Trust as well as all of the City of Roseville's rights and remedies under the City Deed of Trust in and to the Project, the Leases, the rents, income and profits relating to the Project and any insurance and/or condemnation proceeds relating to the Project are subject and subordinate to the lien and security title of the Security Deed and to all of the Agent's and the Banks' rights and remedies under the Security Deed and the other Loan Documents and to the Project; (b) neither
Borrower nor General Partner will modify or amend the City Note or the City Deed of Trust without the prior written consent of Agent; (c) that, as of the date hereof, no default exists under the City Note or the City Deed of Trust; (d) that, as of the date hereof, the unpaid principal balance of the indebtedness evidenced by the City Note is $2,726,743.59; (e) that the City
Deed of Trust does not secure any indebtedness other than that which is evidenced by the City Note; (f) that true, correct and complete copies of the City Note and City Deed of Trust have been delivered to Agent and that the City Note and the City Deed of Trust have not been altered, modified, or amended, and are in full force and effect according to their terms and conditions;
(g) that there are no other documents or instruments evidencing, securing or relating to the indebtedness evidenced by the City
Note other than the City Note and the City Deed of Trust; (h) in the event of a default of any nature under the terms and conditions of the City Deed of Trust or under any other instrument now or hereafter evidencing, securing or otherwise relating to the indebtedness evidenced by the City Note, the Borrower shall promptly deliver to Agent written notice of such default, which notice shall specify in reasonable detail the nature of such default and the action required to cure the same and that Agent shall have the right, but not the obligation, at any time to cure such default, and the execution of this Agreement by the Borrower shall, and hereby does, constitute an irrevocable authorization to advance proceeds of the Loan to cure any such default; and (i) that in the event the Agent or the Majority Banks shall determine in the exercise of their good faith business judgment that cause exists to do so, the Banks may make an Advance directly to the City of Roseville to pay and satisfy in full, or in part, the City Note. The execution of this Agreement by the Borrower shall and hereby does constitute an irrevocable authorization to so advance proceeds of the Loan.
No further authorization from the Borrower shall be necessary to warrant the direct advances to the City of Roseville as contemplated herein and all such advances shall be secured by the Security Deed and the other Security Documents as fully as if made directly to the Borrower.

             SECTION 10.  NEGATIVE COVENANTS OF THE BORROWER

     The Borrower covenants and agrees that, so long as the Loan is outstanding or any of the Banks has any obligation to make any
Advances:

     Section 10.1  Restriction on Change Orders.  Except as permitted in
Section 9.2, the Borrower will not cause, permit or suffer to exist any deviations from the Plans and Specifications and will not approve or consent to any change order or construction change directive without the prior approval of the Agent.

     Section 10.2 Restrictions on Easements, Covenants and Restrictions. The Borrower will not create or suffer to be created or to exist any easement, right of way, restriction, covenant, condition, license or other right in favor of any Person which affects or might affect title to the Project or the use and occupancy of the Project or any part thereof without (i) submitting to the Agent the proposed instrument creating such easement, right of way, covenant, condition, license or other right, accompanied by a survey showing the exact proposed location thereof and such other information as the Agent may reasonably request, and (ii) obtaining the prior approval of the Agent, such approval not to be unreasonably withheld or delayed.

     Section 10.3  No Amendments, Terminations or Waivers.

          (a) Except as permitted in Section 9.2, the Borrower will not amend, supplement or otherwise modify, whether by change order or otherwise, any of the terms and conditions of the Architect's
Contract or the Construction Contract without in each case the prior approval of the Majority Banks. The Borrower shall enter into no contracts of any kind relating to the development, construction or operation of the Project other than (i) the Construction Contract for the construction of Improvements to the Project, and (ii) bona fide service contracts with unaffiliated third parties terminable without cause upon thirty (30) days prior written notice, without the prior written consent of the Agent, such approval not to be unreasonably withheld or delayed.

          (b) The Borrower will not, directly or indirectly, terminate or cancel, or cause or permit to exist any condition which would result in the termination or cancellation of, or which would relieve the performance of any obligations of any other party under, the Architect's Contract or the Construction Contract.

          (c) The Borrower will not, directly or indirectly, waive or agree or consent to the waiver of, the performance of any obligations of any other party under the Architect's Contract or the Construction Contract.

     Section 10.4 Restrictions on Indebtedness. The Borrower will not create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

          (a) Indebtedness to the Agent and the Banks arising under any of the Loan Documents;

          (b) current liabilities of the Borrower incurred in the ordinary course of business but not incurred through (i) the borrowing of money, or (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services;

          (c) Indebtedness in respect of taxes, assessments, governmental charges or levies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of Section 9.10;

          (d) Indebtedness in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which the Borrower shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review;

          (e)  endorsements for collection, deposit or
negotiation and warranties of products or services, in each case incurred in the ordinary course of business; and

          (f) Indebtedness to the City of Roseville on account of the City Note.

     Section 10.5  Restrictions on Liens, Etc.  The Borrower will not
(a) create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, negative pledge, charge, restriction or other security interest of any kind upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom;
(b) transfer any of its property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (c) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (d) suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; (e) permit any liens or claims of lien of warehousemen, mechanics, materialmen and other like liens and claims of lien to exist against the Project without causing any such lien or claim of lien to be released of record or bonded off in the full amount of the lien plus any interest, costs or penalties accruing thereon during the pendency of any suit contesting the same within twenty (20) days after notice thereof by the Agent to the Borrower; (f) sell, assign, pledge or otherwise transfer or encumber any accounts, contract rights, general intangibles, chattel paper or instruments, with or without recourse; or (g) incur or maintain any obligation to any holder of Indebtedness of the Borrower which prohibits the creation or maintenance of any lien securing the Obligations (collectively "Liens"); provided that the Borrower may create or incur or suffer to be created or incurred or to exist:

                     (i) liens to secure taxes, assessments and other governmental charges in respect of obligations not overdue;

                    (ii) liens to secure claims for labor, material or supplies in respect of obligations not overdue to the extent the same are not required to be released or bonded off pursuant to this Agreement.

                   (iii) liens in respect of judgments or awards, the Indebtedness with respect to which is permitted by Section 10.4(d);

                    (iv)     liens in favor of the Agent under the Loan
     Documents; and

                     (v) other liens on the Project consisting of the City Deed of Trust, to the extent, but only to the extent, the same remains subordinate to the Security Deed, and easements, rights of way, covenants and restrictions if and to the extent the same have been approved by the Agent.

         Section 10.6 Restrictions on Investments. The Borrower will not make or permit to exist or to remain outstanding any Investment except Investments in:

         (a) marketable direct or guaranteed obligations of the United States of America that mature within one (1) year from the date of purchase by the Borrower;

         (b) demand deposits, certificates of deposit, bankers acceptances and time deposits of United States banks having total assets in excess of $1,000,000,000; and

         (c) securities commonly known as "commercial paper" issued by a corporation organized and existing under the laws of the United States of America or any state thereof that at the time of purchase have been rated and the ratings for which are not less than "P 1" if rated by Moody's Investors Services, Inc., and not less than "A 1" if rated by Standard and Poor's.

    Section 10.7  Merger, Consolidation and Disposition of Assets.

         (a) The Borrower will not become a party to any merger, consolidation or other business combination, or agree to or effect any asset acquisition or stock acquisition or other acquisition of beneficial or legal ownership interests.

         (b) Except as expressly provided herein, the Borrower will not become a party to or agree to or effect any disposition of the Project or any part thereof.

         (c) The Borrower will not become a party to or agree to effect any disposition of assets, other than assets not included in the Project in the ordinary course of business.

    Section 10.8 Sale and Leaseback. The Borrower will not enter into any arrangement directly or indirectly whereby the Borrower shall sell or transfer any property owned by it in order then or thereafter to lease such property or lease other property that the Borrower intends to use for substantially the same purpose as the property being sold or transferred.

    Section 10.9 Compliance with Environmental Laws. The Borrower will not do any of the following: (a) use any of the Real Estate or any portion thereof as a facility for the handling, processing, storage or disposal of Hazardous Materials; (b) cause or permit to be located on any of the Real Estate any underground tank or other underground storage receptacle for Hazardous Materials; (c) generate any Hazardous Materials on any of the Real Estate except for de minimis quantities necessary for the operation of the Project in the ordinary course of business in full compliance with Environmental Laws; or (d) conduct any activity at any Real Estate or use any Real Estate in any manner so as to cause a Release.

    Section 10.10  Distributions.  The Borrower will not make any
Distributions.

    Section 10.11 Restrictions on Partnership Transfers. The Borrower will not cause or permit (a) the General Partner, or any general partner, member or shareholder of any direct or indirect general partner of Borrower, or (b) Walden Development Corporation, the sole limited partner of Borrower, to assign, pledge, encumber, mortgage, grant a security interest in, sell, transfer or otherwise convey in any manner whatsoever, all or a portion of any such partner's, member's or shareholder's interest in Borrower, or to admit any new partners to the Borrower, without the prior written consent of the Majority Banks, which consent may be granted by the Majority Banks in their sole discretion; provided, however, that subject to the full and complete satisfaction of each and every condition set forth in (a)-(c) of this Section 10.11 below, without the consent of the Majority Banks, an entity designated by Walden (the "Designee") and reasonably acceptable to Agent may acquire the entire general partnership interest of Antelope Creek Apartments, L.P. in the Borrower (the Borrower and each Guarantor hereby acknowledging that Agent shall have no obligation approve the transfer of the General Partner's interest in Borrower to any entity (A) that would cause Walden or WDOP to become, directly or indirectly, (i) the general partner of Borrower or (ii) liable for the Obligations other than pursuant to the Guaranty executed by Walden and WDOP, or (B) that may in any manner affect otherwise limit or the obligations of Walden or WDOP under the Guaranty executed by Walden and WDOP):

         (a) No Default or Event of Default shall have occurred and be continuing;

         (b) The Designee shall have executed an agreement in form and substance satisfactory to the Agent assuming the obligations of the General Partner under the Borrower's partnership agreement and under the Loan Documents; and

         (c) The Borrower, the Designee, Walden and WDOP shall have executed such other agreements, acknowledgments and ratifications as the Agent may reasonably request, each in form and substance reasonably satisfactory to Agent.

The Agent and the Banks each acknowledge and agree that upon the transfer of all of the General Partner's interest in Borrower to the Designee in accordance with the terms and conditions of this
Section 10.11 (a) General Partner shall not be liable to Agent or any Bank for any Obligation accruing after the date of such transfer unless related to or arising out of any act or omission of General Partner occurring prior to such transfer, (b) the Guaranty executed by The Grupe Company shall terminate and be returned to The Grupe Company, and (c) The Grupe Company shall be released from any liability under the Indemnity Agreement on account of any loss or damage incurred by any of the "Indemnified Parties" (as defined in the Indemnity Agreement) as a result of any occurrence arising after the date of such transfer.

    Section 10.12 Improvement District; Covenants, Conditions and Restrictions. Borrower shall not consent to, vote in favor of, or directly or indirectly advocate or assist in the incorporation of any part of the Project into any improvement or other district without the prior written consent of the Agent in each instance. Also, Borrower shall not, without the prior written consent of the Agent in each instance, amend, modify or terminate any Requirement or any covenants, conditions and restrictions which Agent has approved, affecting any part of the Project.

               SECTION 11.  CONDITIONS TO INITIAL ADVANCE

    The obligation of the Agent and the Banks to make the initial Advance shall be subject to the satisfaction of the following conditions precedent:

    Section 11.1 Loan Documents. Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to the Majority Banks. The Agent shall have received a fully executed copy of each such document, except that each Bank shall have received a fully executed counterpart of the Note.

    Section 11.2 Construction Documents. The Construction Contract shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect, and shall be in form and substance satisfactory to the Majority Banks. The
Agent shall have received a certified or a fully executed copy of each such document. The Borrower's Architect and the Contractor shall have duly executed and delivered to the Agent for the benefit of the Banks a consent to the assignment of the Architect's Contract and the Construction Contract, in form and substance satisfactory to the Agent, and the Agent shall have received a fully executed copy thereof.

    Section 11.3 Subcontracts. The Borrower shall have delivered to the Agent, and the Agent shall have approved, a list of all subcontractors and materialmen who have been or, to the extent identified by the Borrower, whose contract for supplying labor, equipment or materials for the Project exceeds $25,000.00, a copy of the standard form of subcontract to be used by the Contractor, and correct and complete photocopies of all executed subcontracts and contracts.

    Section 11.4 Other Contracts. The Borrower shall have delivered to the Agent correct and complete photocopies of all other executed contracts with contractors, subcontractors, engineers or consultants for the Project, and of all development, management, brokerage, sales or leasing agreements for the Project.

    Section 11.5 Certified Copies of Organization Documents. The Agent shall have received from the Borrower, each of its direct and indirect general partners and the Guarantors a copy, certified as of a recent date by the Secretary of State of the State of its organization, as applicable, to be true and complete, of its partnership agreement and certificate or articles of incorporation, as applicable, and any other of its organization documents as in effect on such date of certification, and as to the Borrower and the General Partner, a certificate from the Secretary of State of the State of California of their qualification to do business in the State of California.

    Section 11.6 Resolutions; Bylaws. All action necessary for the valid execution, delivery and performance by the Borrower, each of its direct and indirect general partners and the Guarantors of this Agreement and the other Loan Documents to which it is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Agent shall have been provided to the Agent. The Agent shall have received from the Borrower, each of its direct and indirect general partners and the Guarantors true copies of their respective bylaws (as applicable) and the resolutions adopted by its partners or board of directors, as applicable, authorizing the transactions described herein, each certified by its general partners or secretary as of a recent date to be true and complete.

    Section 11.7 Incumbency Certificate; Authorized Signers. The Agent shall have received from any direct or indirect general partner of the Borrower that is a corporation and the Guarantors an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer of such Person, and giving the name and bearing a specimen signature of each individual who shall be authorized: (a) to sign, in the name and on behalf of the Borrower, such general partner or such Guarantor, each of the Loan Documents to which such Person is or is to become a party;
(b) in the case of the Borrower, to make Draw Requests; and (c) to give notices and to take other action on its behalf under the Loan Documents.

    Section 11.8 Validity of Liens. The Security Documents shall be effective to create in favor of the Agent a legal, valid and enforceable first lien and security interest in the Collateral.
All filings, recordings, deliveries of instruments and other actions necessary or desirable in the opinion of the Agent to protect and preserve such lien and security interest shall have been duly effected. The Agent shall have received evidence thereof in form and substance satisfactory to the Agent.

    Section 11.9 Deliveries. The following items or documents shall have been delivered to the Agent by the Borrower and shall be in form and substance satisfactory to the Agent:

         (a) Plans and Specifications. Two complete sets of the Plans and Specifications and approval thereof by any necessary Governmental Authority, with a certification from the Borrower's Architect (or such other licensed professionals as Agent in its discretion shall deem acceptable) that the Improvements to be constructed comply with all Requirements and Project Approvals and that the Construction Contract satisfactorily provides for the construction of the Improvements.

         (b) Title Policy. The Title Policy, together with proof of payment of all fees and premiums for such policy and true and accurate copies of all documents listed as exceptions under such policy.

         (c) Other Insurance. Duplicate originals or certified copies of all policies of insurance required by the Security Deed to be obtained and maintained by the Borrower during the construction of the Improvements, and certificates of insurance evidencing the insurance required by the Security Deed be obtained and maintained by the Borrower and the Contractor.

         (d) Evidence of Sufficiency of Funds. Evidence that the proceeds of the Loan will be sufficient to cover all Project Costs reasonably anticipated to be incurred to complete the Improvements prior to Completion Date, to carry the Project through the Maturity Date, and to satisfy the obligations of the Borrower to the Agent and the Banks under this Agreement.

         (e)  Evidence of Access, Availability of Utilities,
Project Approvals.  Evidence as to:

                     (i) the methods of access to and egress from the Project, and nearby or adjoining public ways, meeting the reasonable requirements of the Project and the status of completion of any required improvements to such access;

                    (ii) the availability of water supply and storm and sanitary sewer facilities meeting the reasonable requirements of the Project;

                   (iii) the availability of all other required utilities, in location and capacity sufficient to meet the reasonable needs of the Project; and

                    (iv) the obtaining of all Project Approvals which are required, necessary or desirable for the construction of the Improvements and the access thereto, together with copies of all such Project Approvals.

              (f) Environmental Report. An environmental site assessment report or reports of one or more qualified environmental engineering or similar inspection firms approved by the Agent, which report or reports shall indicate a condition of the Land and any existing improvements thereon in compliance with all Requirements and in all respects satisfactory to the Agent in its sole discretion and upon which report or reports the Agent and the Banks are expressly entitled to rely.

         (g) Soils Report. A soils report for the Land prepared by a soils engineer approved by the Agent, which report shall indicate that, based upon actual surface and subsurface examinations of the Land, the soils conditions are fully satisfactory for the proposed construction and operation of the Improvements in accordance with the Plans and Specifications.

         (h) Survey. A Survey of the Land (and any existing improvements thereon) and Surveyor's Certificate.

         (i) Taxes. Evidence of payment of all real estate taxes and municipal charges on the Land (and any existing improvements thereon) which were due and payable prior to the Closing Date.

         (j)  INTENTIONALLY DELETED.

         (k) Draw Request. A Draw Request complying with the provisions of Section 3.1 hereof.

         (l) Form Lease. The standard form of Lease to be used by the Borrower in connection with the Improvements in form and substance satisfactory to the Agent.

         (m) Subordination Agreement. A fully executed copy of the Subordination Agreement.

    Section 11.10 Construction Inspector Report. The Agent shall have received a report or written confirmation from the Construction
Inspector that (a) the Construction Inspector has reviewed the Plans and Specifications, (b) the Plans and Specifications have been received, reviewed and approved by each Governmental
Authority to which the Plans and Specifications are required under applicable Requirements to be submitted, (c) the Construction Contract satisfactorily provides for the construction of the Improvements, and (d) in the opinion of the Construction Inspector, construction of the Improvements can be completed on or before the Completion Date for an amount not greater than the amount allocated for such purpose in the Project
Budget.

    Section 11.11 Legal Opinions. The Agent shall have received favorable opinions in form and substance satisfactory to the Agent and the Agent's counsel, addressed to the Agent and the Banks and dated as of the Closing Date, from counsel to the Borrower, the General Partner, the Guarantors and such other parties as the Agent may reasonably require as to such matters as the Agent shall reasonably request (including without limitation an opinion that the assets of the Borrower will not be consolidated with the assets of any other entity or the General Partner, in the event of bankruptcy or insolvency of such entity or the General Partner).

    Section 11.12 Lien Search. The Agent shall have received a certification from Title Insurance Company or counsel satisfactory to the Agent (which shall be updated from time to time at the Borrower's expense upon request by the Agent) that a search of the public records disclosed no conditional sales contracts, security agreements, chattel mortgages, leases of personalty, financing statements or title retention agreements which affect the Collateral.

    Section 11.13 Approval of Existing Work. The Agent shall have received such items contemplated by Section 12.5 as the Agent may require with respect to any work done to the Land or any construction of the Improvements performed prior to the date hereof, if any.

    Section 11.14 Notices. All notices required by any Governmental Authority under applicable Requirements to be filed prior to commencement of construction of the Improvements shall have been filed.

    Section 11.15 Appraisal. The Agent shall have received and approved an Appraisal, in form and substance satisfactory to the Majority Banks, stating that the Project, assuming completion in accordance with the Plans and Specifications, has an Appraised Value of at least the Loan Amount.

    Section 11.16 Commitment Fee. The Borrower shall have paid to the Agent the commitment fee pursuant to Section 5.1.

    Section 11.17 Performance; No Default. The Borrower shall have performed and complied with all terms and conditions herein required to be performed or complied with by it on or prior to the Drawdown Date of the initial Advance, and on the Drawdown
Date of the initial Advance, there shall exist no Default or Event of Default.

    Section 11.18 Representations and Warranties. The representations of warranties made by the Borrower and the Guarantors in the Loan
Documents or otherwise made by or on behalf of the Borrower, the General Partner or the Guarantors in connection therewith or after the date thereof shall have been true and correct in all respects when made and shall also be true and correct in all respects on the Drawdown Date of the initial Advance.

    Section 11.19 Proceedings and Documents. All proceedings in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be satisfactory to the Agent and the Agent's counsel in form and substance, and the Agent shall have received all information and such counterpart originals or certified copies of such documents and such other certificates, opinions or documents as the Agent and the Agent's counsel may reasonably require.

    Section 11.20. Other. The Agent shall have received such other documents, instruments, certificates, opinions, assurances, consents and approvals as the Agent or the Agent's counsel may reasonably have requested.

             SECTION 12.  CONDITIONS OF SUBSEQUENT ADVANCES

    The obligation of the Banks to make any Advance after the initial Advance shall be subject to the satisfaction of the following conditions precedent:

    Section 12.1 Prior Conditions Satisfied. All conditions precedent to the initial Advance and any prior Advance shall continue to be satisfied as of the Drawdown Date of such subsequent Advance.

    Section 12.2 Performance; No Default. The Borrower shall have performed and complied with all terms and conditions herein required to be performed or complied with by it on or prior to the Drawdown Date of such Advance, and on the Drawdown Date of such Advance there shall exist no Default or Event of Default.

    Section 12.3 Representations and Warranties. Each of the representations and warranties made by the Borrower and the Guarantors in the Loan Documents or otherwise made by or on behalf of the Borrower, the General Partner or the Guarantors in connection therewith after the date thereof shall have been true and correct in all respects on the date when made and shall also be true and correct in all material respects on the Drawdown Date of such Advance (except to the extent of changes disclosed in writing to Agent resulting from transactions contemplated or permitted by the Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse).

    Section 12.4 No Damage or Taking. The Improvements shall not have been injured or damaged by fire, explosion, accident, flood or other casualty and neither the Improvements nor the Land shall be affected by any condemnation proceeding, unless the Agent shall have received insurance proceeds or condemnation award sufficient in the judgment of the Agent to effect the satisfactory restoration of the Improvements and to permit the completion thereof on or prior to the Completion Date and the Borrower is entitled otherwise to receive the net proceeds thereof pursuant to the Security Deed.

    Section 12.5  Receipt of the Agent.  The Agent shall have received:

         (a) Draw Request. A Draw Request complying with the requirements hereof, including those set forth in Section 3.1 hereof;

         (b)  Endorsement to Title Policy.  A CLTA Form 122
"date down" endorsement or its equivalent to the Title Policy indicating no change in the state of title and containing no survey exceptions not approved by the Agent, which endorsement shall, expressly or by virtue of a proper "pending disbursements" clause or endorsement in the Title Policy, increase the coverage of the Title Policy to the aggregate amount of all proceeds of the Loan advanced on or before the effective date of such endorsement. Additionally, the Agent shall have received a CLTA Form 102.5 endorsement or its equivalent to the Title Policy upon completion of the foundation for the Project;

         (c) Current Survey. An updated Survey if required by the Title Insurance Company or the Agent after approval of the initial survey. The Agent shall require updated surveys only to show completed foundations and, upon completion, to show the Improvements "as-built", unless the Agent shall reasonably believe that there exists any encroachment, any matter which might materially and adversely affect title to the Project, or any material deviation from the Plans and Specifications, in which event additional updated surveys may be required by the Agent;

         (d) Approval by Construction Inspector. Approval of the Draw Request for such Advance by the Construction Inspector, accompanied by a certificate or report from the Construction Inspector to the effect that in its opinion, based on on-site observations and submissions by the Contractor, the construction of the Improvements to the date thereof was performed in a good and workmanlike manner and in accordance with the Plans and Specifications, stating the estimated total cost of construction of the Improvements, stating the percentage of in-place construction of the Improvements, and stating that the remaining non-disbursed portion of the Loan and Required Equity Funds allocated for such purpose in the Project Budget is adequate to complete the construction of the Improvements;

         (e) Contracts. Evidence that one hundred percent (100%) of the cost of the remaining construction work is covered by a firm fixed price or guaranteed maximum price contract or subcontracts, or orders for the supplying of materials, with contractors, subcontractors, materialmen or suppliers satisfactory to the Agent.

    Section 12.6 Release of Retainage. In addition to the conditions hereinbefore set forth in this Section 12, the Banks' obligation to make any Advance of Retainage shall, except as provided in Section 2.3, be subject to receipt by the Agent, of the following:

         (a) Project Approvals. Evidence satisfactory to the Agent that the Borrower has obtained all Project Approvals from, given all notices to, and taken all such other actions with respect to, such Governmental Authority as may be required under applicable Requirements for the permanent use and occupancy of the Improvements for their intended uses, together with copies of all such Project Approvals.

         (b) Approval by Construction Inspector. Notification from the Construction Inspector to the effect that the Improvements have been completed in a good and workmanlike manner in accordance with the Plans and Specifications.

         (c)  Final Survey.  A final Survey acceptable to the
Agent showing the as-built location of the completed
Improvements.

         (d)  [INTENTIONALLY DELETED]

         (e) Certificate of the Borrower's Design Professional. A certificate of the Borrower's Architect or such other licensed design professional(s) acceptable to Agent that the Improvements have been completed in accordance with the Plans and Specifications and that the Improvements comply with all applicable Requirements and Project Approvals and are in all respects ready for occupancy.

         (f) Payment of Costs. Evidence satisfactory to the Agent that all sums due in connection with the construction of the Improvements have been paid in full (or will be paid out of the funds requested to be advanced) and that no party claims or has a right to claim any statutory or common law lien arising out of the construction of the Improvements or the supplying of labor, material, equipment and/or services in connection therewith.

         (g) Final Lien Waivers. Final unconditional lien waivers in such form as may be permitted by applicable law to remove or dissolve any unfiled lien claims, or such other form satisfactory to the Agent, from each Contractor and such suppliers, subcontractors and materialmen as may be reasonably requested by the Agent, duly executed and notarized.


         (h) Notice of Completion. Evidence satisfactory to the Agent that a valid Notice of Completion for the Improvements has been recorded in the appropriate public records.

         (i)  INTENTIONALLY DELETED.

         (j) Warranties. Copies of the warranty issued by the Contractor to the Borrower pursuant to the Construction Contract and of all other warranties issued to the Borrower by subcontractors and manufacturers for labor performed and materials supplied in connection with the construction of the Improvements.

         (k) Insurance. Duplicate original or certified copies of all policies of insurance required by the Security Deed to be obtained and maintained by the Borrower following completion of construction of the Improvements.

         (l) Title Endorsement. An endorsement to the Title Policy changing the effective date thereof to the date of the satisfaction by the Borrower of the conditions set forth in this
Section 12.6 and insuring lien free completion of the Improvements, which endorsement shall expressly or by virtue of a "pending disbursements" clause increase the coverage of the Title Policy to the aggregate amount of all Advances outstanding on the effective date of such endorsement without additional exceptions except for matters approved by the Agent.


               SECTION 13.  EVENTS OF DEFAULT AND REMEDIES

    Section 13.1 Events of Default. If any of the following events ("Events of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, "Defaults") shall occur:

         (a) any failure by the Borrower to pay as and when due and payable any interest on or principal of or other sum payable under the Notes, whether on the Maturity Date or any accelerate date of maturity or at any other date fixed for payment; or

         (b) any failure by the Borrower to deposit with the Agent any funds required by Section 9.16 hereof to be deposited with the Agent, at the time and otherwise in accordance with Section 9.16; or

         (c) any failure by the Borrower to pay as and when due and payable any other sums to be paid by the Borrower to the Agent or the Banks under this Agreement or any of the other Loan
Documents; or

         (d)  title to the Collateral is or becomes
unsatisfactory to the Majority Banks by reason of any lien, charge, encumbrance, title condition or exception (including without limitation, any mechanic's, materialman's or similar statutory or common law lien or notice thereof), and such matter causing title to be or become unsatisfactory is not cured or removed (including by bonding) within twenty (20) days after notice thereof from the Agent to the Borrower; or

         (e) any refusal by the Title Insurance Company to insure any Advance as being secured by the Security Deed as a valid first lien and security interest on the Project and continuance of such refusal for a period of twenty (20) days after notice thereof by the Agent to the Borrower; or

         (f) the Improvements are not completed by the Completion Date or, in the reasonable judgment of the Majority
Banks, construction of the Improvements will not be completed by the Completion Date; or

         (g) the Project or any part thereof is injured by fire, explosion, accident, flood or other casualty, unless the Agent shall have received insurance proceeds sufficient in the reasonable judgment of the Majority Banks to effect the satisfactory restoration of the Project and to permit the completion of the Improvements on or prior to the date that is six (6) months prior to the Maturity Date and the Borrower is otherwise entitled to receive the net insurance proceeds to restore the Project as provided in the Security Deed; or

         (h) the Project or any part thereof is subject to a Taking either temporarily or permanently; or

         (i) any cessation at any time in construction of the Improvements for more than ten (10) consecutive days except for strikes, acts of God, fire or other casualty, or other causes entirely beyond the Borrower's control, or any cessation at any time in construction of the Improvements for more than thirty
(30) consecutive days, regardless of the cause thereof; or

         (j) any failure by the Borrower to duly observe or perform any term, covenant, condition or agreement contained in
Section 9.9, 9.14, 9.20 or 10 hereof; or

         (k) any Guarantor denies that such Guarantor has any liability or obligations under the Guaranty or the Indemnity Agreement, or shall notify the Agent or any Bank of such Guarantor's intention to attempt to cancel or terminate the Guaranty or the Indemnity Agreement, or shall fail to observe or comply with any term, covenant, condition and agreement under the Guaranty or the Indemnity Agreement; or

         (l) any representation or warranty made or deemed to be made by or on behalf of the Borrower, the General Partner or any Guarantor in this Agreement or in any of the other Loan Documents, or in any report, certificate, financial statement, Draw Request, document or other instrument delivered pursuant to or in connection with this Agreement, any Advance or any of the other Loan Documents, shall prove to have been false or incorrect in any material respect upon the date when made or deemed to be made or repeated; or

         (m) any dissolution, termination, partial or complete liquidation, merger or consolidation of the Borrower, the General Partner or any Guarantor, or any sale, transfer or other disposition of all or substantially all of the assets of the Borrower, the General Partner or any Guarantor, other than as permitted under the terms of this Agreement or the applicable Guaranty; or

         (n) any suit or proceeding shall be filed against the Borrower, the General Partner, any Guarantor or the Project which in the good faith business judgment of the Majority Banks after giving consideration to the likelihood of success of such suit or proceeding and the availability of insurance to cover any judgment with respect thereto and based on the information available to them, if adversely determined, would have a materially adverse affect on the ability of the Borrower or the Guarantor to perform each and every one of their respective obligations under and by virtue of the Loan Documents; or

         (o)  any failure by the Borrower to obtain any Project
Approvals, or the revocation or other invalidation of any Project
Approvals previously obtained; or

         (p) Marshall B. Edwards, Mark S. Dillinger and the members of the board of directors of Walden that are also officers of Walden shall in the aggregate own directly or indirectly less than five percent (5.0%) of the issued and outstanding shares of the capital stock of Walden; or

         (q) any change in the legal or beneficial ownership of the Borrower, the General Partner, any general partner of any direct or indirect partner of the Borrower or any Guarantor except as permitted in this Agreement or the applicable Guaranty; or

         (r) any failure by the Borrower, the General Partner or any Guarantor or any of their respective Subsidiaries to pay at maturity, or within any applicable period of grace, any obligation for borrowed money or credit received, or any failure to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing borrowed money or credit received for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof; or

         (s) the Borrower, the General Partner, any Guarantor or any of their respective Subsidiaries (i) shall make an assignment for the benefit of creditors, or admit in writing its general inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of the Borrower, the General Partner or any Guarantor or of any substantial part of the assets of any such Person, including, without limitation, the Project, (ii) shall commence any case or other proceeding relating to the Borrower, the General Partner or any Guarantor under any bankruptcy, reorganization, arrangement, insolvency, composition, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or (iii) shall take any action to authorize or in furtherance of any of the foregoing;

         (t) a petition or application shall be filed for the appointment of a trustee or other custodian, liquidator or receiver of the Borrower, the General Partners or any Guarantor or any of their respective Subsidiaries or any substantial part of the assets of any such Person, including, without limitation, the Project, or a case or other proceeding shall be commenced against any such Person under any bankruptcy, reorganization, arrangement, insolvency, composition, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, and any such Person shall indicate its approval thereof, consent thereto or acquiescence therein or such petition, application, case or proceeding shall not have been dismissed within sixty (60) days following the filing or commencement thereof;

         (u) a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating the Borrower, the General Partner, any Guarantor or any of their respective Subsidiaries bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of any such Person, in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

         (v) any uninsured final judgment shall be rendered against the Borrower or the General Partner, or any uninsured final judgment shall be rendered against any of the Guarantors such that, with other outstanding uninsured final judgments against such Persons, the amount of such uninsured final judgments exceeds in the aggregate $1,000,000.00, and shall remain in force, undischarged, unsatisfied and unstayed for more than thirty (30) days, whether or not consecutive; or

         (w) any of the Loan Documents shall be canceled, terminated, revoked or rescinded otherwise than in accordance with the terms thereof or with the express prior approval of the Banks, or any action at law, suit in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of the Borrower or the Guarantor which is a party thereto or any of their respective stockholders, partners or beneficiaries, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof; or

         (x) the Borrower or the General Partner or any Guarantor shall be indicted for a federal crime, a punishment for which could include the forfeiture of any of its assets; or

         (y) any failure by the Borrower, the General Partner or the Guarantors to duly observe or perform any other term, covenant, condition or agreement in this Agreement or in any of the other Loan Documents (other than those specified above in this Section 13.1); or

         (z) Marshall B. Edwards shall cease to be the President of, or Mark S. Dillinger shall cease to be the Chief Financial Officer of, Walden, and a competent and experienced successor for such Person shall not be approved by the Majority Banks within six (6) months of such event, such approval not to be unreasonably withheld; or

         (aa) any "Event of Default", as defined in any of the other Loan Documents, shall occur; or

         (bb) without limiting Section 13.1(r) above, any "Event of Default" (as defined in the Walden Revolving Credit Agreement) occurs under the Walden Revolving Credit Agreement (the parties hereto covenanting and agreeing, for the purposes of this Agreement, that in the event the Walden Revolving Credit
Agreement or the other "Loan Documents" (as such term is defined in the Walden Revolving Credit Agreement) shall terminate or no longer be in full force and effect prior to the payment and performance by the Borrower of all of the Obligations, the provisions of the Walden Revolving Credit Agreement and such "Loan Documents" shall for the purposes hereof continue in full force and effect as if the same had not been terminated and the Walden Revolving Credit Agreement and such "Loan Documents" remained in full force and effect); or

         (cc) the occurrence of any default or event of default under the City Note or the City Deed of Trust; or

         (dd) the occurrence of a default by any party under the Management Agreement, or the termination of the Management
Agreement without the prior written consent of Agent;

then, and in any such event, the Agent may, and upon the request of the Majority Banks shall, by notice in writing to the Borrower declare all amounts owing with respect to this Agreement, the Notes and the other Loan Documents to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; provided, that, in the event of any Event of Default specified in Section 13.1(s),
Section 13.1(t) or Section 13.1(u), all such amounts shall become immediately due and payable automatically and without any requirement of notice from any of the Banks or the Agent. The Borrower and any other Person shall be entitled to conclusively rely on a statement from the Agent that it has the authority to act for and bind the Banks pursuant to this Agreement and the other Loan
Documents.

    Section 13.1A.   Limitation of Cure Periods.

         (a) Notwithstanding anything contained in Section 13.1 to the contrary, (i) no Event of Default shall exist hereunder upon the occurrence of any failure described in Section 13.1(a) or Section 13.1(b) or
Section 13.1(c), in the event that the Borrower cures such default within five (5) days following receipt of written notice of such default, provided, however, that Borrower shall not be entitled to receive more than two (2) notices in the aggregate pursuant to this clause (i) in any period of 365 days ending on the date of any such occurrence of default, and provided further that no such cure period shall apply to any payments due upon the maturity of the Notes, and (ii) no Event of Default shall exist hereunder upon the occurrence of any failure described in Section 13.1(y) in the event that the Borrower cures such default within thirty (30) days following receipt of written notice of such default, provided that the provisions of this clause (ii) shall not pertain to any default excluded from any provision of cure of defaults contained in any of the other Loan Documents.

    Section 13.2. Termination of Commitments. If any one or more Events of Default specified in Section 13.1(s), Section 13.1(t) or
Section 13.1(u) shall occur, then immediately and without any action on the part of the Agent or any Bank any unused portion of the credit hereunder shall terminate and the Banks shall be relieved of all obligations to make Advances to the Borrower. If any other Event of Default shall have occurred, the Agent, upon the election of the Majority Banks, may by notice to the Borrower terminate the obligation to make Advances to the Borrower. No termination under this Section 13.2 shall relieve the Borrower, the General Partner or the Guarantors of their respective obligations to the Banks arising under this Agreement or the other Loan Documents.

    Section 13.3 Completion of Project. If any one or more of the Events of Default shall have occurred, and whether or not the Agent or the Majority Banks shall have terminated the Banks' obligations to make Advances and/or accelerated the maturity of the Loan pursuant to this Agreement as provided above, the Agent, if the construction of the Improvements has not been fully completed, may cause the Project to be completed and may enter upon and take possession of the Land, whether in person, by agent or by court appointed receiver, and construct, equip and complete the Project in accordance with the Plans and Specifications, with such changes therein as the Majority Banks may, from time to time, and in their sole discretion, deem appropriate. In connection with any construction of the Project undertaken by the Agent pursuant to the provisions of this Section 13.3, the Agent may:

         (a) use any funds of the Borrower, including any balance which may be held by the Agent as security or in escrow, and any funds remaining unadvanced under the Loan;

         (b) employ existing contractors, subcontractors, agents, architects, engineers, and the like, or terminate the same and employ others;

         (c)  employ security watchmen to protect the Project;

         (d) make such additions, changes and corrections in the Plans and Specifications as shall, in the judgment of the Agent or the Majority Banks, be necessary or desirable;

         (e) take over and use any and all Personal Property contracted for or purchased by the Borrower, if appropriate, or dispose of the same as the Agent or the Majority Banks see fit;

         (f) execute all applications and certificates on behalf of the Borrower which may be required by any Governmental
Authority or Requirements or contract documents or agreements;

         (g) pay, settle or compromise all existing or future bills and claims which are or may be liens against the Project, or may be necessary for the completion of the Improvements or the clearance of title to the Project;

         (h) complete the marketing and leasing of leasable space in the Improvements, enter into new Leases, and modify or amend existing Leases, all as the Agent or the Majority Banks shall deem to be necessary or desirable;

         (i) prosecute and defend all actions and proceedings in connection with the construction of the Improvements or in any other way affecting the Land or the Improvements; and

         (j) take such action hereunder, or refrain from acting hereunder, as the Agent or the Majority Banks may, in their sole and absolute discretion, from time to time determine, and without any limitation whatsoever, to carry out the intent of this Section 13.3.

The Borrower shall be liable to the Agent and the Banks for all costs paid or incurred for the construction, equipping and completion of the Project, whether the same shall be paid or incurred pursuant to the provisions of this Section 13.3 or otherwise, and all payments made or liabilities incurred by the Agent and the Banks hereunder of any kind whatsoever shall be deemed
Advances made to the Borrower under this Agreement and shall be secured by the Security Deed and the other Security Documents.
To the extent that any costs so paid or incurred by the Agent or the Banks, together with all other Advances made by the Agent and the Banks hereunder, exceed the Loan Amount, the amount of such excess costs shall be added to the Loan Amount, and the Borrower's obligation to repay the same, together with interest thereon at the Default Rate, shall be deemed to be evidenced by this Agreement and secured by the Security Deed and the other
Security Documents. In the event the Agent takes possession of the Project and assumes control of such construction as aforesaid, (A) Agent shall not be obligated to continue such construction longer than it shall see fit and may thereafter, at any time, change any course of action undertaken by it or abandon such construction and decline to make further payments for the account of the Borrower whether or not the Project shall have been completed, and (B) Agent shall not have assumed any liability to Borrower or any other Person for completing the Improvements or for the quality of any such construction. For the purpose of this Section 13.3, the construction, equipping and completion of the Project shall be deemed to include any action necessary to cure any Event of Default by the Borrower under any of the terms and provisions of any of the Loan Documents.

    Section 13.4 Other Remedies. If any one or more of the Events of Default shall have occurred, and whether or not the Agent or the Majority Banks shall have terminated the Banks' obligations to make Advances pursuant to Section 13.2 and/or accelerated the maturity of the Loan pursuant to Section 13.1, the Agent may proceed to protect and enforce the rights and remedies of the Agent and the Banks under this Agreement, the Notes or any of the other Loan
Documents by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Loan
Documents or any instrument pursuant to which the Obligations are evidenced, including as permitted by applicable law the obtaining of the ex parte appointment of a receiver, and, if any amount owed to the Agent or the Banks shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Agent or the Banks.
No remedy conferred upon the Agent or the Banks or the holder of any Note in this Agreement or in any of the other Loan Documents is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or thereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

    Section 13.5 Distribution of Collateral Proceeds. In the event that, following the occurrence or during the continuance of any Default or Event of Default, the Agent receives any monies in connection with the enforcement of any of the Security Documents, or otherwise with respect to the realization upon any of the Collateral, such monies shall be distributed for application as follows:

         (a) First, to the payment of, or (as the case may be) the reimbursement of the Agent for or in respect of, all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Agent in connection with the collection of such monies by the Agent, for the exercise, protection or enforcement by the Agent of all or any of the rights, remedies, powers and privileges of the Agent under this Agreement or any of the other Loan Documents or in respect of the Collateral or in support of any provision of adequate indemnity to the Agent against any taxes or liens which by law shall have, or may have, priority over the rights of the Agent to such monies;

         (b) Second, to all other Obligations in such order or preference as the Majority Banks shall determine; provided, however, that (i) in the event that any Bank shall have wrongfully failed or refused to make an advance under Section 3.7 and such failure or refusal shall be continuing, advances made by other Banks during the pendency of such failure or refusal shall be entitled to be repaid as to principal and accrued interest in priority to the other Obligations described in this subsection
(b), and (ii) Obligations owing to the Banks with respect to each type of Obligation such as interest, principal, fees and expenses, shall be made among the Banks pro rata; and provided further that the Majority Banks may in their discretion make proper allowance to take into account any Obligations not then due and payable; and

         (c) Third, the excess, if any, shall be returned to the Borrower or to such other Persons as are entitled thereto.

    Section 13.6 Power of Attorney. For the purposes of carrying out the provisions and exercising the rights, remedies, powers and privileges granted by or referred to in this Section 13, the Borrower hereby irrevocably constitutes and appoints the Agent its true and lawful attorney-in-fact, with full power of substitution, to execute, acknowledge and deliver any instruments and do and perform any acts which are referred to in this Section 13, in the name and on behalf of the Borrower. The power vested in such attorney-in-fact is, and shall be deemed to be, coupled with an interest and irrevocable.

    Section 13.7 Waivers. The Borrower hereby waives to the extent not prohibited by applicable law (a) all presentments, demands for performance, notices of nonperformance (except to the extent required by the provisions hereof or of any of the other Loan Documents), protests and notices of dishonor, (b) any requirement of diligence or promptness on the Agent's or the Bank's part in the enforcement of their rights (but not fulfillment of its obligations) under the provisions of this Agreement or any of the other Loan Documents, and (c) any and all notices of every kind and description which may be required to be given by any statute or rule of law (other than those required to be delivered to the Borrower pursuant to the Loan Documents) not and any defense of any kind which the Borrower may now or hereafter have with respect to its liability under this Agreement or under any of the other Loan Documents.

                           SECTION 14.  SETOFF

    Regardless of the adequacy of any collateral, during the continuance of any Event of Default, any deposits (general or specific, time or demand, provisional or final, regardless of currency, maturity, or the branch of the Bank where such deposits are held) or other sums credited by or due from any of the Banks to the Borrower or the Guarantors and any securities or other property of the Borrower in the possession of such Bank may be applied to or set off against the payment of the Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrower to such Bank. Each of the Banks agrees with each other Bank not to exercise any such setoff rights without the prior written consent of the Agent and that if such Bank shall receive from the Borrower or the Guarantors, whether by voluntary payment, exercise of the right of setoff, or otherwise, and shall retain and apply to the payment of the Note or Notes held by such Bank any amount in excess of its ratable portion of the payments received by all of the Banks with respect to the Notes held by all of the Banks, such Bank will make such disposition and arrangements with the other Banks with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Bank receiving in respect of the Notes held by it its proportionate payment as contemplated by this Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Bank, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

                         SECTION 15.  THE AGENT.

    Section 15.1. Authorization. The Agent is authorized to take such action on behalf of each of the Banks and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to the Agent, together with such powers as are reasonably incident thereto, provided that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Agent. The obligations of Agent hereunder are primarily administrative in nature, and nothing contained in this Agreement or any of the other Loan Documents shall be construed to constitute the Agent as a trustee for any Bank or to create an agency or fiduciary relationship. The Borrower and any other Person shall be entitled to conclusively rely on a statement from the Agent that it has the authority to act for and bind the Banks pursuant to this Agreement and the other Loan Documents.

    Section 15.2. Employees and Agents. The Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Agreement and the other Loan Documents. The Agent may utilize the services of such Persons as the Agent may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Borrower.

    Section 15.3. No Liability. Neither the Agent nor any of its shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent, or employee thereof, shall be liable to any of the Banks for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Agent or such other Person, as the case may be, shall be liable for losses due to its willful misconduct or gross negligence.

    Section 15.4. No Representations. The Agent shall not be responsible for the execution or validity or enforceability of this Agreement, the Notes, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Notes, or for the value of any such collateral security or for the validity, enforceability or collectability of any such amounts owing with respect to the Notes, or for any recitals or statements, warranties or representations made herein, in the other Loan Documents, or in any agreement, instrument, Draw Request or certificate delivered in connection therewith or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Borrower or any Guarantor or any of their respective Subsidiaries, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any other of the Loan Documents. The Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Borrower or any Guarantor or any holder of any of the Notes shall have been duly authorized or is true, accurate and complete. The Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Banks, with respect to the creditworthiness or financial condition of the Borrower, its partners, the Guarantors, any of their respective Subsidiaries or the value of or ability of the Banks to realize upon any Collateral. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank, based upon such information and documents as it deems appropriate at the time, continue to make its own credit analysis and decisions in taking or not taking action under this Agreement and the other Loan Documents.

    Section 15.5.  Payments.

         (a) A payment by the Borrower or the Guarantors to the Agent hereunder or under any of the other Loan Documents for the account of any Bank shall constitute a payment to such Bank. The Agent agrees to distribute to each Bank not later than one Business Day after the Agent's receipt of good funds, determined in accordance with the Agent's customary practices, such Bank's pro rata share of payments received by the Agent for the account of the Banks except as otherwise expressly provided herein or in any of the other Loan Documents.

         (b) If in the opinion of the Agent the distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

         (c) Notwithstanding anything to the contrary contained in this Agreement or any of the other Loan Documents, any Bank that fails (i) to make available to the Agent its pro rata share of any Advance or (ii) to comply with the provisions of Section 14 with respect to making dispositions and arrangements with the other
Banks, where such Bank's share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Banks, in each case as, when and to the full extent required by the provisions of this Agreement, shall be deemed delinquent (a "Delinquent Bank") and shall be deemed a Delinquent Bank until such time as such delinquency is satisfied. A Delinquent Bank shall be deemed to have assigned any and all payments due to it from the Borrower and the Guarantor, whether on account of outstanding Advances, interest, fees or otherwise, to the remaining nondelinquent Banks for application to, and reduction of, their respective pro rata shares of all outstanding Advances. The Delinquent Bank hereby authorizes the Agent to distribute such payments to the nondelinquent Banks in proportion to their respective pro rata shares of all outstanding Advances. A Delinquent Bank shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding
Advances of the nondelinquent Banks or as a result of other payments by the Delinquent Banks to the nondelinquent Banks, the Banks' respective pro rata shares of all outstanding Advances have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

    Section 15.6. Holders of Notes. Subject to the terms of Article 21, the Agent may deem and treat the payee of any Note as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.

    Section 15.7. Indemnity. The Banks ratably agree hereby to indemnify and hold harmless the Agent from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which the Agent has not been reimbursed by the Borrower as required by Section 16), and liabilities of every nature and character arising out of or related to this Agreement, the Notes or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or the Agent's actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by the Agent's willful misconduct or gross negligence.

    Section 15.8. Agent as Bank. In its individual capacity, any Bank acting as Agent shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and the Advances made by it, and as the holder of any of the Notes as it would have were it not also the Agent.

    Section 15.9. Resignation. The Agent may resign at any time by giving 60 calendar days' prior written notice thereof to the Banks and the Borrower. Upon any such resignation, the Majority Banks shall have the right to appoint as a successor Agent any Bank or any other bank whose senior debt obligations are rated not less than "A" or its equivalent by Moody's Investors Service, Inc. or not less than "A" or its equivalent by Standard & Poor's corporation and which has a net worth of not less than $500,000,000. Unless a Default or Event of Default shall have occurred and be continuing, such successor Agent shall be reasonably acceptable to the Borrower. If no successor Agent shall have been appointed and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be any Bank or a bank whose debt obligations are rated not less than "A" or its equivalent by Moody's Investors Service, Inc. or not less than "A" or its equivalent by Standard & Poor's Corporation and which has a net worth of not less than $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder as Agent. After any retiring Agent's resignation, the provisions of this Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent. Upon any change in the Agent under this Agreement, the resigning Agent shall execute such assignments of and amendments to the Loan Documents as may be necessary to substitute the successor Agent for the resigning Agent.

    Section 15.10. Duties in the Case of Enforcement. In case one or more Events of Default have occurred and shall be continuing, and whether or not acceleration of the Obligations shall have occurred, the Agent shall, if (a) so requested by the Majority
Banks and (b) the Banks have provided to the Agent such additional indemnities and assurances against expenses and liabilities as the Agent may reasonably request, proceed to exercise all or any legal and equitable and other rights or remedies as it may have. The Majority Banks may direct the Agent in writing as to the method and the extent of any such exercise, the Banks hereby agreeing to indemnify and hold the Agent harmless from all liabilities incurred in respect of all actions taken or omitted in accordance with such directions, provided that the Agent need not comply with any such direction to the extent that the Agent reasonably believes the Agent's compliance with such direction to be unlawful or commercially unreasonable in any applicable jurisdiction.

                         SECTION 16.  EXPENSES.

    The Borrower agrees to pay (a) the reasonable costs of producing and reproducing this Agreement, the other Loan
Documents and the other agreements and instruments mentioned herein, (b) any taxes (including any interest and penalties in respect thereto) payable by the Agent or any of the Banks (other than taxes based upon the Agent's or any Bank's gross or net income), including any recording, mortgage, documentary stamp or intangibles taxes in connection with the Security Deed or the other Loan Documents, or other taxes payable on or with respect to the transactions contemplated by this Agreement, including any such taxes payable by the Agent or any of the Banks after the Closing Date (the Borrower hereby agreeing to indemnify the Agent and each Bank with respect thereto), (c) all title insurance premiums and the reasonable fees, expenses and disbursements of the Agent's counsel or any local counsel to the Agent incurred in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein (excluding, however, the preparation of agreements evidencing participations granted under Section 21.4), the making of each Advance hereunder, and amendments, modifications, approvals, consents or waivers hereto or hereunder, (d) the reasonable fees, expenses and disbursements of the Agent (determined in good faith and in accordance with the Agent's internal policies applicable generally to its customers) incurred in connection with the preparation, administration or interpretation of the Loan
Documents and other instruments mentioned herein, and the making of each Advance hereunder (including all , appraisal fees, engineer's fees, charges for commercial finance examinations and engineering and environmental reviews, all fees paid to the Construction Inspector and surveyor fees), (e) all reasonable out-of-pocket expenses, including reasonable attorneys' fees and costs, which attorneys may be employees of the Agent or any Bank, and the fees and costs of consultants, accountants, auctioneers, receivers, brokers, property managers, appraisers, investment bankers or other experts retained by the Agent in connection with
(i) the enforcement of or preservation of rights under any of the Loan Documents against the Borrower, the General Partner or any Guarantor or the administration thereof after the occurrence of a Default or Event of Default, and (ii) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to the Agent's or any Bank's relationship with the Borrower, the General Partner or the Guarantors, (f) all reasonable fees, expenses and disbursements (including reasonable attorney's fees and costs) incurred by BKB in connection with the syndication of interests in the Loan by BKB, (g) all reasonable costs, expenses and disbursements incurred by the Agent in providing draw requests, documents, financial statements and reports, or other information from time to time provided to the Banks, and (h) all reasonable fees, expenses and disbursements of the Agent incurred in connection with UCC searches, UCC filings, title rundowns or title searches. The covenants of this Section 16 shall survive payment or satisfaction of payment of all amounts owing with respect to the Note.

                      SECTION 17.  INDEMNIFICATION

    The Borrower agrees to indemnify and hold harmless the Agent and each Bank and each director, officer, employee, agent and Person who controls the Agent or any Bank from and against any and all claims, actions and suits, whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of this Agreement or any of the other Loan Documents or the transactions contemplated hereby and thereby including, without limitation, (a) any leasing fees and any brokerage, finders or similar fees asserted against any Person indemnified under this
Section 17 based upon any agreement, arrangement or action made or taken, or alleged to have been made or taken by the Borrower, the General Partner, the Guarantors or any of their respective Subsidiaries, (b) any disbursement of the proceeds of any of the Advances, (c) any condition of the Project whether related to the quality of construction or otherwise, (d) any actual or proposed use by the Borrower of the proceeds of any of the Advances, (e) any actual or alleged infringement of any patent, copyright, trademark, service mark or similar right of the Borrower, the General Partner, the Guarantors or any of their respective Subsidiaries, (f) any actual or alleged violation of any Requirements or Project Approvals, (g) the Borrower entering into or performing this Agreement or any of the other Loan Documents or (h) with respect to the Borrower and the General Partner and their respective properties and assets, the violation by Borrower or the General Partner of any Environmental Law, the Release or threatened Release of any Hazardous Materials or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Materials (including, but not limited to, claims with respect to wrongful death, personal injury or damage to property), in each case including, without limitation, the reasonable fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding; provided, however, the Borrower shall not be obligated under this Section 17 to indemnify any Person for liabilities arising from such Person's own gross negligence or willful misconduct. In litigation, or the preparation therefor, the Agent and the Banks shall be entitled to select a single law firm as their own counsel and, in addition to the foregoing indemnity, the Borrower agrees to pay promptly the reasonable fees and expenses of such counsel. The obligations of the Borrower under this Section 17 shall survive the repayment of the Loan and shall continue in full force and effect so long as the possibility of such claim, action or suit exists.
If, and to the extent that, the obligations of the Borrower under this Section 17 are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law.

            SECTION 18.  LIABILITY OF THE AGENT AND THE BANKS

    No action shall be commenced by the Borrower for any claim against the Agent or any Bank under the terms of this Agreement unless written notice thereof, specifically setting forth the claim of the Borrower, shall have been given to such Person within fifteen (15) days after the Borrower has acquired knowledge of the occurrence of the event which the Borrower alleges gave rise to such claim, and failure to give such notice shall constitute a waiver of any such claim. The liability of the Agent or any Bank to the Borrower for any breach of the terms of this Agreement by such Person shall not exceed a sum equal to the amount which such Person shall be determined to have failed to advance in consequence of a breach by such Person of its obligations under this Agreement, together with interest thereon at the rate payable by the Borrower under the terms of the Note for Advances which the Borrower is to receive hereunder, computed from the date when the Advance should have been made by such Person to the date when the Advance is, in fact, made by such Person, and, upon the making of any such payment by such Person to the Borrower, the same shall be treated as an Advance under this Agreement, in the same fashion as any other Advance under the terms of this Agreement. In no event shall the Agent or any Bank be liable to the Borrower, or anyone claiming by, under or through the Borrower, for any special, exemplary, punitive or consequential damages, whatever the nature of the breach of the terms of this Agreement by the Agent or any Bank, such damages and claims therefor being expressly waived by the Borrower.

                  SECTION 19.  RIGHTS OF THIRD PARTIES

    All conditions to the performance of the obligations of the Agent and the Banks under this Agreement, including the obligation to make Advances, are imposed solely and exclusively for the benefit of the Agent and the Banks and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that the Agent and the Banks will refuse to make Advances in the absence of strict compliance with any or all thereof and no other Person shall, under any circumstances, be deemed to be a beneficiary of such conditions, any and all of which may be freely waived in whole or in part by the Agent and the Banks at any time if in their sole discretion they deems it desirable to do so. In particular, the Agent and the Banks make no representations and assume no obligations as to third parties concerning the quality of the construction by the Borrower of the Improvements or the absence therefrom of defects.

                SECTION 20.  SURVIVAL OF COVENANTS, ETC.

    All covenants, agreements, representations and warranties made herein, in the Notes, in any of the other Loan Documents or in any documents or in other papers delivered by or on behalf of the Borrower, the General Partner, the Guarantors, or any of their respective Subsidiaries pursuant hereto and thereto shall be deemed to have been relied upon by the Agent and the Banks, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Banks of the Advances, as herein contemplated, and shall continue in full force and effect so long as any amount due under this Agreement or the Notes or any of the other Loan Documents remains outstanding or any Bank has any obligation to make any Advances. The indemnification obligations of the Borrower provided herein and the other Loan Documents shall survive the full repayment of amounts due and the termination of the obligations of the Banks hereunder and thereunder to the extent provided herein and therein. All statements contained in any certificate or other paper delivered to any Bank or the Agent at any time by or on behalf of the Borrower, the General Partner, the Guarantors, or any of their respective Subsidiaries pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by such Person hereunder.

               SECTION 21.  ASSIGNMENT AND PARTICIPATION.

    Section 21.1. Conditions to Assignment by Banks. Except as provided herein, each Bank may assign to one or more banks or other entities all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment Percentage and Commitment and the same portion of the Advances at the time owing to it, and the Notes held by it); provided that (a) the Agent shall have given its prior written consent to such assignment, which consent shall not be unreasonably withheld or delayed (provided that such consent shall not be required for any assignment to another Bank to a bank which is under common control with the assigning Bank or to a wholly-owned Subsidiary of such Bank provided that such assignee shall remain a wholly-owned Subsidiary of such Bank),
(b) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Bank's rights and obligations under this Agreement, (c) the parties to such assignment shall execute and deliver to the Agent, for recording in the Register (as hereinafter defined), a notice of such assignment, together with any Notes subject to such assignment,
(d) in no event shall any voting, consent or approval rights of a Bank be assigned to any Person controlling, controlled by or under common control with, or which is not otherwise free from influence or control by, the Borrower, the General Partner or the Guarantors, which rights shall instead be allocated pro rata among the other remaining Banks, (e) such assignee shall have a net worth as of the date of such assignment of not less than $500,000,000, (f) such assignment is subject to the terms of any intercreditor agreement among the Banks and the Agent, and
(g) such assignee shall acquire an interest in the Loan of not less than $5,000,000.00. Upon such execution, delivery, acceptance and recording, of such notice of assignment, (i) the assignee thereunder shall be a party hereto and all other Loan Documents executed by the Banks and, to the extent provided in such assignment, have the rights and obligations of a Bank hereunder, (ii) the assigning Bank shall, to the extent provided in such assignment and upon payment to the Agent of the registration fee referred to in Section 21.2, be released from its obligations under this Agreement, and (iii) the Agent may unilaterally amend Schedule 1 to reflect such assignment. In connection with each assignment, the assignee shall represent and warrant to the Agent, the assignor and each other Bank as to whether such assignee is controlling, controlled by, under common control with or is not otherwise free from influence or control by, the Borrower, the General Partner, and the Guarantors.

    Section 21.2. Register. The Agent shall maintain a copy of each assignment delivered to it and a register or similar list (the "Register") for the recordation of the names and addresses of the Banks and the Commitment Percentages of, and principal amount of the Loan owing to the Banks from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and the Banks at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, the assigning Bank agrees to pay to the Agent a registration fee in the sum of $2,000.

    Section 21.3. New Notes. Upon its receipt of an assignment executed by the parties to such assignment, together with each Note subject to such assignment, the Agent shall (a) record the information contained therein in the Register, and (b) give prompt notice thereof to the Borrower and the Banks (other than the assigning Bank). Within five (5) Business Days after receipt of such notice, the Borrower at its own expense shall execute and deliver to the Agent, in exchange for each surrendered Note, a new Note to the order of such assignee in an amount equal to the amount assumed by such assignee pursuant to such assignment and, if the assigning Bank has retained some portion of its obligations hereunder, a new Note to the order of the assigning Bank in an amount equal to the amount retained by it hereunder, and shall cause the Guarantors to deliver to the Agent an acknowledgment in form and substance reasonably satisfactory to the Agent to the effect that the Guaranty extends to and is applicable to each new Note. Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such assignment and shall otherwise be in substantially the form of the assigned Notes. The surrendered Notes shall be canceled and returned to the Borrower.

    Section 21.4. Participations. Each Bank may sell participations to one or more banks or other entities in all or a portion of such Bank's rights and obligations under this Agreement and the other Loan Documents; provided that (a) any such sale or participation shall not affect the rights and duties of the selling Bank hereunder to the Borrower, (b) such sale and participation shall not entitle such participant to any rights or privileges under this Agreement or the Loan Documents, including, without limitation, the right to approve waivers, amendments or modifications, (c) such participant shall have no direct rights against the Borrower, the General Partner or the Guarantors except the rights granted to the Banks pursuant to Section 14, (d) such sale is effected in accordance with all applicable laws, and
(e) such participant shall not be a Person controlling, controlled by or under common control with, or which is not otherwise free from influence or control by, the Borrower, the General Partner or the Guarantors. Any Bank which sells a participation shall promptly notify the Agent of such sale and the identity of the purchaser of such interest.

    Section 21.5. Pledge by Bank. Any Bank may at any time pledge all or any portion of its interest and rights under this Agreement
(including all or any portion of its Note) to any of the twelve
Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or the enforcement thereof shall release the pledgor Bank from its obligations hereunder or under any of the other Loan Documents.

    Section 21.6. No Assignment by Borrower. The Borrower shall not assign or transfer any of its rights or obligations under any of the Loan Documents without the prior written consent of each of the Banks.

    Section 21.7. Disclosure. The Borrower agrees that in addition to disclosures made in accordance with standard banking practices any Bank may disclose information obtained by such Bank pursuant to this Agreement to assignees or participants and potential assignees or participants hereunder.

                        SECTION 22.  RELATIONSHIP

    The relationship between each Bank and the Borrower is solely that of a lender and borrower, and nothing contained herein or in any of the other Loan Documents shall in any manner be construed as making the parties hereto partners, joint venturers or any other relationship other than lender and borrower.

                          SECTION 23.  NOTICES

    Each notice, demand, election or request provided for or permitted to be given pursuant to this Agreement (hereinafter in this Section 23 referred to as "Notice") must be in writing and shall be deemed to have been properly given or served by personal delivery or by sending same by overnight courier or by depositing same in the United States Mail, postpaid and registered or certified, return receipt requested, or as expressly permitted herein, by telegraph, telecopy, telefax or telex, and addressed as follows:

    If to the Agent or any Bank, at the address set forth on the signature page for the Agent or such Bank; and

    If to the Borrower:
                   Walden/Grupe Elk Grove, L.P.
                   c/o The Grupe Company
                   3255 W. March Lane, 4th Floor
                   Stockton, California   95219
                   Attn:  Ms. Niem Dang

    With a copy to:

                   Robin K. Minick, Esq.
                   Munsch Hardt Kopf Harr & Dinan
                   4000 Fountain Place
                   1445 Ross Avenue
                   Dallas, Texas  75202

and to each other Bank which may hereafter become a party to the Agreement at such address as may be designated by such Bank.
Each Notice shall be effective upon being personally delivered or upon being sent by overnight courier or upon being deposited in the United States Mail as aforesaid. The time period in which a response to such Notice must be given or any action taken with respect thereto (if any), however, shall commence to run from the date of receipt if personally delivered or sent by overnight courier, or if so deposited in the United States Mail, the earlier of three (3) Business Days following such deposit or the date of receipt as disclosed on the return receipt. Rejection or other refusal to accept or the inability to deliver because of changed address for which no notice was given shall be deemed to be receipt of the Notice sent. By giving at least fifteen (15) days prior Notice thereof, the Borrower, a Bank or the Agent shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses and each shall have the right to specify as its address any other address within the United States of America.

    SECTION 24.  GOVERNING LAW; CONSENT TO JURISDICTION AND SERVICE.

    THIS AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS EXCEPT
AS OTHERWISE SPECIFICALLY PROVIDED THEREIN, ARE CONTRACTS UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SUCH STATE (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND CONSENT TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF
PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWERS BY MAIL AT THE ADDRESS SPECIFIED IN SECTION 23 THE BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

    SECTION 25.  HEADINGS.

    The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

    SECTION 26.  COUNTERPARTS.

    This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

    SECTION 27.  ENTIRE AGREEMENT, ETC.

    The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in
Section 30.

    SECTION 28.  WAIVER OF JURY TRIAL AND CERTAIN DAMAGE CLAIMS.

    THE BORROWER, THE AGENT AND THE BANKS EACH HEREBY WAIVES ITS
RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING
OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY NOTE OR
ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS
HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. EXCEPT TO THE EXTENT EXPRESSLY PROHIBITED BY LAW,
THE BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR
RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE
OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN
ADDITION TO, ACTUAL DAMAGES. THE BORROWER (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY BANK OR THE AGENT HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH BANK OR THE AGENT
WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE
FOREGOING WAIVERS AND (B) ACKNOWLEDGES THAT THE AGENT AND THE
BANKS HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE
OTHER LOAN DOCUMENTS TO WHICH THEY ARE PARTIES BY, AMONG OTHER
THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 28. BORROWER ACKNOWLEDGES THAT IT HAS HAD AN OPPORTUNITY TO REVIEW
THIS SECTION 28 WITH ITS LEGAL COUNSEL AND THAT BORROWER AGREES TO THE FOREGOING AS ITS FREE, KNOWING AND VOLUNTARY ACT.

    SECTION 29.  DEALINGS WITH THE BORROWER.

    The Banks and their affiliates may accept deposits from, extend credit to and generally engage in any kind of banking, trust or other business with the Borrower, the Guarantors, their respective Subsidiaries or any of their affiliates regardless of the capacity of the Bank hereunder.

    SECTION 30.  CONSENTS, AMENDMENTS, WAIVERS, ETC.

    Except as otherwise expressly provided in this Agreement, any consent or approval required or permitted by this Agreement may be given, and any term of this Agreement or of any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrower of any terms of this Agreement or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Majority Banks. Notwithstanding the foregoing, none of the following may occur without the written consent of each Bank: a change in the rate of interest on and the term of the Notes; a change in the amount of the Commitments of the Banks; a forgiveness, reduction or waiver of the principal of any unpaid Loan or any interest thereon or fee payable under the Loan Documents; a change in the amount of any fee payable to a Bank hereunder; the postponement of any date fixed for any payment of principal of or interest on the Loan; an extension of the Maturity Date; a change in the manner of distribution of any payments to the Banks or the Agent; the release of the Borrower or a Guarantor except as otherwise provided herein; an amendment of the definition of Majority Banks or of any requirement for consent by all of the Banks; any modification to require a Bank to fund a pro rata share of a request for an advance of the Loan made by the Borrower other than based on its Commitment Percentage; an amendment to this
Section 30; an amendment of the definition of Majority Banks; or an amendment of any provision of this Agreement or the Loan
Documents which requires the approval of all of the Banks or the Majority Banks to require a lesser number of Banks to approve such action. The amount of the Agent's fee payable for the Agent's account and the provisions of Section 15 may not be amended without the written consent of the Agent. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Agent or any Bank in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.

    SECTION 31.  SEVERABILITY.

    The provisions of this Agreement are severable, and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

    SECTION 32.  TIME OF THE ESSENCE.

    Time is of the essence with respect to each and every covenant, agreement and obligation of the Borrower under this Agreement and the other Loan Documents.

    SECTION 33.  NO UNWRITTEN AGREEMENTS.

    THE WRITTEN LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

    SECTION 34.  REPLACEMENT OF NOTES.

    Upon receipt of evidence reasonably satisfactory to the Borrower of the loss, theft, destruction or mutilation of any Note, and in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory to the Borrower or, in the case of any such mutilation, upon surrender and cancellation of the applicable Note, the Borrower will execute and deliver, in lieu thereof, a replacement Note, identical in form and substance to the applicable Note and dated as of the date of the applicable Note and upon such execution and delivery all references in the Loan Documents to such Note shall be deemed to refer to such replacement Note.






           [Remainder of page intentionally left blank]











                              -79A-
    IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as a sealed instrument as of the date first set forth above.

                             WALDEN/GRUPE ROSEVILLE, L.P., a
                             Delaware limited partnership

                             By:  Antelope Creek Apartments,
                                  L.P., a California limited
                                  partnership, general partner

                                  By:  LSAC G.P. Corporation, a
                                       California corporation,
                                       general partner


                                       By:___________________________
                                       Name:________________________
                                                 Print or Type
Name
                                       Title:__________________________

                                                 [SEAL]



               [SIGNATURES CONTINUED ON NEXT PAGE]

                             BankBoston, N.A., individually and
                             as Agent

                             By: _______________________________
                                   Jeffrey L. Warwick,
                                   Director


BankBoston, N.A.
115 Perimeter Center Place, N.E.
Suite 500
Atlanta, Georgia  30346
Attn:  Jeffrey L. Warwick
Facsimile: 770/390-8434

and

BankBoston, N.A.
100 Federal Street
Boston, Massachusetts  02110
Attn: Real Estate Division
Facsimile: 617/434-7108

I:\FINANCE\SECFIL~1\10-K-97\EX-10-26.WPD
            3/11/98

                            EXHIBIT A

                      Construction Schedule

                            EXHIBIT B

                      Disbursement Schedule

                            EXHIBIT C

                     Plans and Specifications

                            EXHIBIT D

                          Project Budget

                            EXHIBIT E

                      Borrower's Requisition

                           EXHIBIT F

              Contractor's Requisition Certificate

                           EXHIBIT G

         Borrower's Architect's Requisition Certificate

                            EXHIBIT H

                           FORM OF NOTE

                            SCHEDULE 1

                      BANKS AND COMMITMENTS

Name and Address                  Commitment       Commitment
Percentage

BankBoston                        $25,835,450.00       100%
100 Federal Street
Boston, Massachusetts  02110
Attn:  Real Estate Division


LIBOR Lending Office
100 Federal Street
Boston, Massachusetts  02110
Attn:  Real Estate Division

                          SCHEDULE 1.1

                     DESCRIPTION OF PHASES

                          SCHEDULE 8.14

                   TRANSACTIONS WITH AFFILIATES



    1.  _____ shall serve as the manager of the Project.

                          SCHEDULE 8.22

                        PROJECT APPROVALS

                          SCHEDULE 8.36

            SCHEDULE OF CONTRACTORS AND SUBCONTRACTORS


                        TABLE OF CONTENTS


SECTION 1.  DEFINITIONS AND RULES OF INTERPRETATION.. . . . . . . . . .1
    Section 1.1  Definitions.   . . . . . . . . . . . . . . . . . . . .1
    Section 1.2  Rules of Interpretation. . . . . . . . . . . . . . . 14

SECTION 2.  AGREEMENT TO MAKE ADVANCES; LIMITATIONS . . . . . . . . . 15
    Section 2.1  Agreement to Make Advances.  . . . . . . . . . . . . 15
    Section 2.2  Project Budget.  . . . . . . . . . . . . . . . . . . 15
    Section 2.3  Amount of Advances.  . . . . . . . . . . . . . . . . 15
    Section 2.4  Quality of Work.   . . . . . . . . . . . . . . . . . 16
    Section 2.5  Cost Overruns and Savings.   . . . . . . . . . . . . 16
    Section 2.6  Contingency Reserve.   . . . . . . . . . . . . . . . 17
    Section 2.7  Development Fee; Land Equity . . . . . . . . . . . . 17
    Section 2.8  Stored Materials.  . . . . . . . . . . . . . . . . . 17
    Section 2.9 Final Disbursement of Remaining Loan Proceeds . . . . 18

SECTION 3.  MAKING THE ADVANCES . . . . . . . . . . . . . . . . . . . 18
    Section 3.1  Draw Request.  . . . . . . . . . . . . . . . . . . . 18
    Section 3.2  Notice and Frequency of Advances.  . . . . . . . . . 20
    Section 3.3  Deposit of Funds Advanced.   . . . . . . . . . . . . 20
    Section 3.4  Advances to Contractor.  . . . . . . . . . . . . . . 20
    Section 3.5  Advances to Title Insurance Company or to Others.  . 21
    Section 3.6  Advances Do Not Constitute a Waiver.   . . . . . . . 21
    Section 3.7.  Funds for Loans . . . . . . . . . . . . . . . . . . 21
    Section 3.8   Interest Reserve. . . . . . . . . . . . . . . . . . 22

SECTION 4.  THE NOTE; INTEREST; MATURITY AND PREPAYMENT . . . . . . . 22
    Section 4.1   Notes.. . . . . . . . . . . . . . . . . . . . . . . 22
    Section 4.2.  Interest on Advances. . . . . . . . . . . . . . . . 23
    Section 4.3.  Stated Maturity.  . . . . . . . . . . . . . . . . . 23
    Section 4.4.  Optional Prepayments.   . . . . . . . . . . . . . . 23
    Section 4.5.  Partial Prepayments.  . . . . . . . . . . . . . . . 23

SECTION 5.  GENERAL PROVISIONS. . . . . . . . . . . . . . . . . . . . 24
    Section 5.1  Commitment Fee . . . . . . . . . . . . . . . . . . . 24
    Section 5.2.  INTENTIONALLY DELETED . . . . . . . . . . . . . . . 24
    Section 5.3.  Conversion Options. . . . . . . . . . . . . . . . . 24
    Section 5.4  Funds for Payments . . . . . . . . . . . . . . . . . 25
    Section 5.5  Computations.  . . . . . . . . . . . . . . . . . . . 25
    Section 5.6.  Inability to Determine LIBOR Rate.  . . . . . . . . 25
    Section 5.7.  Illegality.   . . . . . . . . . . . . . . . . . . . 26
    Section 5.8.  Additional Interest.  . . . . . . . . . . . . . . . 26
    Section 5.9.  Additional Costs, Etc.  . . . . . . . . . . . . . . 26
    Section 5.10.  Capital Adequacy.  . . . . . . . . . . . . . . . . 27
    Section 5.11.  Indemnity of Borrower.   . . . . . . . . . . . . . 28
    Section 5.12.  Interest on Overdue Amounts; Late Charge.  . . . . 28
    Section 5.13.  Certificate.   . . . . . . . . . . . . . . . . . . 28
    Section 5.14.  Limitation on Interest.  . . . . . . . . . . . . . 28

SECTION 6.  COLLATERAL SECURITY AND THE GUARANTY. . . . . . . . . . . 29

SECTION 7.  CERTAIN RIGHTS OF THE BANKS . . . . . . . . . . . . . . . 29
    Section 7.1  Right to Retain the Construction Inspector.  . . . . 29
    Section 7.2  Right to Obtain Appraisals.  . . . . . . . . . . . . 30
    Section 7.3  Charges Against Accounts.  . . . . . . . . . . . . . 30

SECTION 8.  REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . . . 30
    Section 8.1  Organization; Authority, Etc.. . . . . . . . . . . . 30
    Section 8.2  Title to Project and Other Properties. . . . . . . . 32
    Section 8.3  Financial Statements.  . . . . . . . . . . . . . . . 32
    Section 8.4  No Material Changes, Etc.  . . . . . . . . . . . . . 32
    Section 8.5  Franchises, Patents, Copyrights, Etc.  . . . . . . . 32
    Section 8.6  Litigation.  . . . . . . . . . . . . . . . . . . . . 33
    Section 8.7  No Materially Adverse Contracts, Etc.  . . . . . . . 33
    Section 8.8  Compliance with Other Instruments, Laws, Etc.  . . . 33
    Section 8.9  Tax Status.  . . . . . . . . . . . . . . . . . . . . 33
    Section 8.10  No Event of Default.  . . . . . . . . . . . . . . . 34
    Section 8.11  Holding Company and Investment Company Acts.  . . . 34
    Section 8.12  Absence of UCC Financing Statements, Etc.   . . . . 34
    Section 8.13  Setoff, Etc.  . . . . . . . . . . . . . . . . . . . 34
    Section 8.14  Certain Transactions.   . . . . . . . . . . . . . . 34
    Section 8.15  Employee Benefit Plans; Multiemployer Plans;
                  Guaranteed Pension Plans. . . . . . . . . . . . . . 34
    Section 8.16  Regulations U and X.  . . . . . . . . . . . . . . . 34
    Section 8.17  Partners. . . . . . . . . . . . . . . . . . . . . . 35
    Section 8.18  Availability of Utilities.  . . . . . . . . . . . . 35
    Section 8.19  Access.   . . . . . . . . . . . . . . . . . . . . . 35
    Section 8.20  Condition of Project.   . . . . . . . . . . . . . . 35
    Section 8.21  Compliance with Requirements.   . . . . . . . . . . 35
    Section 8.22  Project Approvals.  . . . . . . . . . . . . . . . . 35
    Section 8.23  Construction Contract.  . . . . . . . . . . . . . . 36
    Section 8.24  Architect's Contract.   . . . . . . . . . . . . . . 36
    Section 8.25  Other Contracts.  . . . . . . . . . . . . . . . . . 36
    Section 8.26  Real Property Taxes; Special Assessments.   . . . . 36
    Section 8.27  Violations.   . . . . . . . . . . . . . . . . . . . 36
    Section 8.28  Plans and Specifications.   . . . . . . . . . . . . 36
    Section 8.29  Project Budget.   . . . . . . . . . . . . . . . . . 36
    Section 8.30  Feasibility.  . . . . . . . . . . . . . . . . . . . 36
    Section 8.31  Insurance.  . . . . . . . . . . . . . . . . . . . . 36
    Section 8.32  Other Material Agreements; No Options.  . . . . . . 37
    Section 8.33  Brokers.  . . . . . . . . . . . . . . . . . . . . . 37
    Section 8.34  Management Agreement.   . . . . . . . . . . . . . . 37
    Section 8.35  Tenants.  . . . . . . . . . . . . . . . . . . . . . 37
    Section 8.36  Construction of Improvements.   . . . . . . . . . . 37
    Section 8.37  Loan Documents.   . . . . . . . . . . . . . . . . . 37
    Section 8.38  Solvency.   . . . . . . . . . . . . . . . . . . . . 37
    Section 8.39  Effect of Draw Request.   . . . . . . . . . . . . . 38

SECTION 9.  AFFIRMATIVE COVENANTS OF THE BORROWER . . . . . . . . . . 38
    Section 9.1  Punctual Payment.  . . . . . . . . . . . . . . . . . 38
    Section 9.2  Commencement, Pursuit and Completion of Construction.38
    Section 9.3  Correction of Defects.   . . . . . . . . . . . . . . 39
    Section 9.4  Maintenance of Office.   . . . . . . . . . . . . . . 39
    Section 9.5  Records and Accounts.  . . . . . . . . . . . . . . . 39
    Section 9.6  Financial Statements, Certificates and Information.  39
    Section 9.7  Notices. . . . . . . . . . . . . . . . . . . . . . . 41
    Section 9.8  Existence; Maintenance of Properties.  . . . . . . . 42
    Section 9.9  Insurance. . . . . . . . . . . . . . . . . . . . . . 42
    Section 9.10  Taxes.. . . . . . . . . . . . . . . . . . . . . . . 42
    Section 9.11  Inspection of Project, Other Properties and Books.. 43
    Section 9.12  Compliance with Laws, Contracts, Licenses, and
                  Permits . . . . . . . . . . . . . . . . . . . . . . 43
    Section 9.13  Project Approvals.  . . . . . . . . . . . . . . . . 43
    Section 9.14  Use of Proceeds.  . . . . . . . . . . . . . . . . . 43
    Section 9.15  Project Costs.  . . . . . . . . . . . . . . . . . . 44
    Section 9.16  Insufficiency of Loan Proceeds.   . . . . . . . . . 44
    Section 9.17  Leases.   . . . . . . . . . . . . . . . . . . . . . 44
    Section 9.18  Laborers, Subcontractors and Materialmen.   . . . . 45
    Section 9.19  Further Assurance of Title.   . . . . . . . . . . . 45
    Section 9.20  INTENTIONALLY DELETED.  . . . . . . . . . . . . . . 45
    Section 9.21  Publicity.  . . . . . . . . . . . . . . . . . . . . 45
    Section 9.22  Sign Regarding Construction Financing.  . . . . . . 46
    Section 9.23  Further Assurances. . . . . . . . . . . . . . . . . 46
    Section 9.24  Fundamental Changes of Borrower.  . . . . . . . . . 46
    Section 9.25.  Registered Servicemark.  . . . . . . . . . . . . . 47
    Section 9.26.  ERISA. . . . . . . . . . . . . . . . . . . . . . . 47
    Section 9.27.  City Note; City Deed of Trust. . . . . . . . . . . 47

SECTION 10.  NEGATIVE COVENANTS OF THE BORROWER . . . . . . . . . . . 48
    Section 10.1  Restriction on Change Orders.   . . . . . . . . . . 48
    Section 10.2  Restrictions on Easements, Covenants and
                  Restrictions. . . . . . . . . . . . . . . . . . . . 48
    Section 10.3  No Amendments, Terminations or Waivers. . . . . . . 48
    Section 10.4  Restrictions on Indebtedness.   . . . . . . . . . . 49
    Section 10.5  Restrictions on Liens, Etc.   . . . . . . . . . . . 49
    Section 10.6  Restrictions on Investments.  . . . . . . . . . . . 50
    Section 10.7  Merger, Consolidation and Disposition of Assets.. . 51
    Section 10.8  Sale and Leaseback.   . . . . . . . . . . . . . . . 51
    Section 10.9  Compliance with Environmental Laws.   . . . . . . . 51
    Section 10.10  Distributions.   . . . . . . . . . . . . . . . . . 51
    Section 10.11  Restrictions on Partnership Transfers.   . . . . . 51
    Section 10.12  Improvement District; Covenants, Conditions and
                   Restrictions . . . . . . . . . . . . . . . . . . . 52

SECTION 11.  CONDITIONS TO INITIAL ADVANCE. . . . . . . . . . . . . . 52
    Section 11.1  Loan Documents.   . . . . . . . . . . . . . . . . . 52
    Section 11.2  Construction Documents.   . . . . . . . . . . . . . 52
    Section 11.3  Subcontracts.   . . . . . . . . . . . . . . . . . . 53
    Section 11.4  Other Contracts.  . . . . . . . . . . . . . . . . . 53
    Section 11.5  Certified Copies of Organization Documents.   . . . 53
    Section 11.6  Resolutions; Bylaws.  . . . . . . . . . . . . . . . 53
    Section 11.7  Incumbency Certificate; Authorized Signers.   . . . 53
    Section 11.8  Validity of Liens.  . . . . . . . . . . . . . . . . 54
    Section 11.9  Deliveries.   . . . . . . . . . . . . . . . . . . . 54
    Section 11.10  Construction Inspector Report.   . . . . . . . . . 55
    Section 11.11  Legal Opinions.  . . . . . . . . . . . . . . . . . 56
    Section 11.12  Lien Search.   . . . . . . . . . . . . . . . . . . 56
    Section 11.13  Approval of Existing Work.   . . . . . . . . . . . 56
    Section 11.14  Notices.   . . . . . . . . . . . . . . . . . . . . 56
    Section 11.15  Appraisal.   . . . . . . . . . . . . . . . . . . . 56
    Section 11.16  Commitment Fee.  . . . . . . . . . . . . . . . . . 56
    Section 11.17  Performance; No Default.   . . . . . . . . . . . . 56
    Section 11.18  Representations and Warranties.  . . . . . . . . . 56
    Section 11.19  Proceedings and Documents.   . . . . . . . . . . . 56
    Section 11.20  Other.   . . . . . . . . . . . . . . . . . . . . . 57

SECTION 12.  CONDITIONS OF SUBSEQUENT ADVANCES. . . . . . . . . . . . 57
    Section 12.1  Prior Conditions Satisfied.   . . . . . . . . . . . 57
    Section 12.2  Performance; No Default.  . . . . . . . . . . . . . 57
    Section 12.3  Representations and Warranties.   . . . . . . . . . 57
    Section 12.4  No Damage or Taking.  . . . . . . . . . . . . . . . 57
    Section 12.5  Receipt of the Agent.   . . . . . . . . . . . . . . 57
    Section 12.6  Release of Retainage.   . . . . . . . . . . . . . . 58

SECTION 13.  EVENTS OF DEFAULT AND REMEDIES . . . . . . . . . . . . . 60
    Section 13.1  Events of Default.  . . . . . . . . . . . . . . . . 60
    Section 13.2.  Termination of Commitments . . . . . . . . . . . . 64
    Section 13.3  Completion of Project.  . . . . . . . . . . . . . . 64
    Section 13.4  Other Remedies.   . . . . . . . . . . . . . . . . . 66
    Section 13.5  Distribution of Collateral Proceeds.  . . . . . . . 66
    Section 13.6  Power of Attorney.  . . . . . . . . . . . . . . . . 67
    Section 13.7  Waivers.  . . . . . . . . . . . . . . . . . . . . . 67

SECTION 14.  SETOFF . . . . . . . . . . . . . . . . . . . . . . . . . 67

SECTION 15.  THE AGENT. . . . . . . . . . . . . . . . . . . . . . . . 68
    Section 15.1.  Authorization.   . . . . . . . . . . . . . . . . . 68
    Section 15.2.  Employees and Agents.  . . . . . . . . . . . . . . 68
    Section 15.3.  No Liability.  . . . . . . . . . . . . . . . . . . 68
    Section 15.4.  No Representations.  . . . . . . . . . . . . . . . 69
    Section 15.5.  Payments.. . . . . . . . . . . . . . . . . . . . . 69
    Section 15.6.  Holders of Notes.  . . . . . . . . . . . . . . . . 70
    Section 15.7.  Indemnity.   . . . . . . . . . . . . . . . . . . . 70
    Section 15.8.  Agent as Bank.   . . . . . . . . . . . . . . . . . 70
    Section 15.9.  Resignation.   . . . . . . . . . . . . . . . . . . 70
    Section 15.10.  Duties in the Case of Enforcement.  . . . . . . . 71

SECTION 16.  EXPENSES.. . . . . . . . . . . . . . . . . . . . . . . . 71

SECTION 17.  INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . 72

SECTION 18.  LIABILITY OF THE AGENT AND THE BANKS . . . . . . . . . . 73

SECTION 19.  RIGHTS OF THIRD PARTIES. . . . . . . . . . . . . . . . . 73

SECTION 20.  SURVIVAL OF COVENANTS, ETC.. . . . . . . . . . . . . . . 74

SECTION 21.  ASSIGNMENT AND PARTICIPATION.. . . . . . . . . . . . . . 74
    Section 21.1.  Conditions to Assignment by Banks.   . . . . . . . 74
    Section 21.2.  Register.  . . . . . . . . . . . . . . . . . . . . 75
    Section 21.3.  New Notes.   . . . . . . . . . . . . . . . . . . . 75
    Section 21.4.  Participations.  . . . . . . . . . . . . . . . . . 75
    Section 21.5.  Pledge by Bank.  . . . . . . . . . . . . . . . . . 76
    Section 21.6.  No Assignment by Borrower.   . . . . . . . . . . . 76
    Section 21.7.  Disclosure.  . . . . . . . . . . . . . . . . . . . 76

SECTION 22.  RELATIONSHIP . . . . . . . . . . . . . . . . . . . . . . 76

SECTION 23.  NOTICES. . . . . . . . . . . . . . . . . . . . . . . . . 76

SECTION 24.  GOVERNING LAW; CONSENT TO JURISDICTION AND SERVICE . . . 77

SECTION 25.  HEADINGS . . . . . . . . . . . . . . . . . . . . . . . . 78

SECTION 26.  COUNTERPARTS . . . . . . . . . . . . . . . . . . . . . . 78

SECTION 27.  ENTIRE AGREEMENT, ETC. . . . . . . . . . . . . . . . . . 78

SECTION 28.  WAIVER OF JURY TRIAL AND CERTAIN DAMAGE CLAIMS . . . . . 78

SECTION 29.  DEALINGS WITH THE BORROWER . . . . . . . . . . . . . . . 79

SECTION 30.  CONSENTS, AMENDMENTS, WAIVERS, ETC.. . . . . . . . . . . 79

SECTION 31.  SEVERABILITY . . . . . . . . . . . . . . . . . . . . . . 79

SECTION 32.  TIME OF THE ESSENCE. . . . . . . . . . . . . . . . . . . 80

SECTION 33.  NO UNWRITTEN AGREEMENTS. . . . . . . . . . . . . . . . . 80

SECTION 34.  REPLACEMENT OF NOTES . . . . . . . . . . . . . . . . . . 80


EXHIBITS
    A  Construction Schedule
    B  Disbursement Schedule
    C  Plans and Specifications
    D  Project Budget
    E  Borrower Requisition
    F  Contractor's Requisition Certificate
    G  Borrower's Architect's Requisition Certificate
    H  Form of Note


SCHEDULES
Schedule 1  Banks and Commitments
Schedule 1.1  Description of Phases
Schedule 8.14 Transactions with Affiliates
Schedule 8.22 Project Approvals
Schedule 8.36 Schedule of Contractors and Subcontractors









                  CONSTRUCTION LOAN AGREEMENT


                 DATED AS OF FEBRUARY 27, 1998

                             among

                 WALDEN/GRUPE ROSEVILLE, L.P.,

                              and

                       BANKBOSTON, N.A.,
                     THE OTHER BANKS WHICH
                 ARE A PARTY TO THIS AGREEMENT,

                              and

                THE OTHER BANKS WHICH MAY BECOME
                   PARTIES TO THIS AGREEMENT

                              and

                       BANKBOSTON, N.A.,
                            AS AGENT